Exhibit 99.2
Banc of America Securities Holdings Corporation and Subsidiaries
Unaudited Consolidated Statements of Financial Condition

	June 30,	December 31,
(in millions, except per share amounts)	2010	2009

Assets
Cash and cash equivalents	$72	$143
Cash and securities segregated under federal regulations	1,035	691
Securities purchased under agreements to resell (includes $27,901 and $11,722 measured at fair value)	134,048	85,326
Securities borrowed and securities received as collateral	21,831	42,902
Securities owned, at fair value (includes $5,874 and $11,141 pledged as collateral)	65,594	54,348
Receivable from brokers, dealers and others	9,926	7,324
Receivable from customers	1,903	2,744
Accrued interest receivable	891	580
Investment banking fees receivable	140	127
Goodwill	985	985
Other assets	216	175

Total assets	$236,641	$195,345

Liabilities and Stockholder’s Equity
Short-term borrowings	$15,386	$16,405
Securities sold under agreements to repurchase (includes $8,617 and $392 measured at fair value)	169,791	133,385
Securities loaned and obligation to return securities received as collateral	773	6,633
Securities sold, not yet purchased, at fair value	30,851	20,039
Payable to brokers, dealers and others	5,584	5,100
Payable to customers	1,861	1,431
Accrued interest payable	664	312
Accrued expenses, compensation and other liabilities	1,702	2,793

	226,612	186,098

Commitments and contingencies (Notes 10 and 11)	—	—

Liabilities subordinated to claims of general creditors	3,328	3,728

Stockholder’s equity:
Common stock (par value $0.01 per share; authorized: 1,000,000 shares; issued and outstanding: 1,000 shares)	—	—
Additional paid-in capital	2,090	2,120
Retained earnings	4,611	3,399

Total stockholder’s equity	6,701	5,519

Total liabilities and stockholder’s equity	$236,641	$195,345

The accompanying notes are an integral part of these consolidated financial statements.

Banc of America Securities Holdings Corporation and Subsidiaries
Unaudited Consolidated Statements of Income

	Six Months Ended
	June 30,	June 30,
(in millions)	2010	2009

Revenues
Interest income	$1,937	$2,224
Investment banking fees	1,091	996
Principal transactions, net	853	797
Other income	53	68

Total revenues	3,934	4,085
Interest expense	914	694

Total revenues net of interest expense	3,020	3,391

Expenses
Employee compensation and benefits	767	963
Clearing, brokerage fees and data processing	112	242
Occupancy and equipment	79	64
Communications	39	42
Professional fees	37	31
Settlements and reserves	30	78
Other operating expenses	36	73

Total expenses excluding interest	1,100	1,493

Income before income taxes	1,920	1,898
Provision for income taxes	708	682

Net income	$1,212	$1,216

The accompanying notes are an integral part of these consolidated financial statements.

Banc of America Securities Holdings Corporation and Subsidiaries
Unaudited Consolidated Statements of Changes in Stockholder’s Equity
Six Months Ended June 30, 2010 and June 30, 2009

	Six Months Ended June 30, 2010
	Common	Additional Paid-in	Retained	Total Stockholder’s
(in millions)	Shares	Capital	Earnings	Equity
Beginning balance at January 1, 2010	$—	$2,120	$3,399	$5,519
Net income	—	—	1,212	1,212
Excess tax impact of stock-based compensation	—	(30)	—	(30)

Ending balance at June 30, 2010	$—	$2,090	$4,611	$6,701

	Six Months Ended June 30, 2009
	Common	Additional Paid-in	Retained	Total Stockholder’s
(in millions)	Shares	Capital	Earnings	Equity
Beginning balance at January 1, 2009	$—	$2,182	$1,495	$3,677
Net income	—	—	1,216	1,216
Excess tax impact of stock-based compensation	—	(83)	—	(83)
Dividend paid	—	—	(700)	(700)

Ending balance at June 30, 2009	$—	$2,099	$2,011	$4,110

The accompanying notes are an integral part of these consolidated financial statements.

Banc of America Securities Holdings Corporation and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

	Six Months Ended
(in millions)	June 30, 2010	June 30, 2009
Cash Flows from Operating Activities
Net income	$1,212	$1,216
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	2	2
Deferred tax benefit	(53)	(160)
Decrease (increase) in operating assets and liabilities:
Cash and securities segregated under federal regulations	(344)	1,980
Securities purchased under agreements to resell	(48,722)	889
Securities borrowed and securities received as collateral	21,071	5,985
Securities owned, at fair value	(11,246)	1,412
Receivable from brokers, dealers and others	(2,603)	(6,449)
Receivable from customers	841	1,267
Accrued interest receivable	(311)	99
Investment banking fees receivable	(13)	19
Other assets	(41)	223
Securities sold under agreements to repurchase	36,406	5,545
Securities loaned and obligation to return securities received as collateral	(5,860)	(2,880)
Securities sold, not yet purchased, at fair value	10,812	(5,811)
Payable to brokers, dealers and others	484	(3,146)
Payable to customers	430	(1,866)
Accrued interest payable	352	(50)
Accrued expenses, compensation and other liabilities	(1,038)	1,122

Net cash provided by (used in) operating activities	1,379	(603)

Cash Flows from Investing Activities
Disposal of fixed assets, net	(2)	—

Cash used in investing activities	(2)	—

Cash Flows from Financing Activities
Short-term borrowings	(1,018)	2,730
Repayment of subordinated notes	(400)	(1,500)
Excess tax impact of stock-based compensation	(30)	(83)
Dividend paid	—	(700)

Net cash (used in) provided by financing activities	(1,448)	447

Net decrease in cash and cash equivalents	(71)	(156)
Beginning cash and cash equivalents at January 1	143	411

Ending cash and cash equivalents at June 30	$72	$255

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for interest	$563	$744
Cash paid (refunded) during the year for income taxes	$1,611	$(18)
The accompanying notes are an integral part of these consolidated financial statements.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements
1. Organization
Banc of America Securities Holdings Corporation (BASH), and together with its subsidiaries (the Company), is a wholly-owned subsidiary of NB Holdings Corporation (NB Holdings). NB Holdings is wholly owned by Bank of America Corporation (the Corporation).
BASH owns 100% of Banc of America Securities LLC (BAS), a Delaware limited liability company and a registered broker-dealer with the Securities and Exchange Commission (SEC). BAS is a member of the Financial Industry Regulatory Authority (FINRA) and various exchanges and clearing corporations. BAS is not a bank. Securities sold by BAS are not bank deposits and, accordingly, are not insured by the Federal Deposit Insurance Corporation. As of the date of these financial statements, the Company has no other business operations apart from those engaged in by its wholly-owned subsidiary BAS.
BAS is a primary dealer in U.S. Government securities and underwrites and deals in U.S. Government agency obligations, corporate debt securities, state securities, mortgage and other asset-backed securities, money market instruments and other financial instruments including collateralized debt obligations and collateralized mortgage obligations. BAS offers various investment banking and financial advisory services in connection with public offerings, mergers and acquisitions, restructurings, private placements, loan syndications, loan trading, derivative product arrangements, and project financings. BAS provides these services to corporate clients, institutional investors and individuals. Certain products and services may be provided through affiliates.
Prior to March 23, 2010, BAS was a registered investment advisor with the SEC. Prior to July 1, 2010, BAS was registered as a futures commission merchant with the Commodity Futures Trading Commission (CFTC) and was a member of the National Futures Association (NFA). BAS’s registered investment advisor and futures commission merchant registrations were withdrawn in 2010 pursuant to the realignment of certain business following the Merrill Lynch & Co., Inc. acquisition as further described below.
From April 22, 2003 to April 5, 2010, BASH owned 100% of Bond Products Distributor LLC (“Bond Products”). Bond Products was set up to act as a depositor and registrant of a repackaging trust (securitization); however it was dissolved on April 5, 2010 since it had no activity.
On January 1, 2009, the Corporation acquired Merrill Lynch & Co., Inc. (ML&Co) through its merger with a subsidiary of the Corporation in exchange for common and preferred stock with a value of $29.1 billion. Following this acquisition the Corporation decided to realign certain businesses between Merrill Lynch Pierce Fenner and Smith (MLPF&S), a subsidiary broker-dealer of ML&Co, and BAS. During the first half of 2009, BAS liquidated the majority of its equity related trading inventory as the equity related products and services are now offered by MLPF&S. In addition, BAS now uses MLPF&S for the process of clearing futures and option contracts. ML&Co’s fixed income bond business was realigned to BAS. As a result of these realignments BAS has service agreements with MLPF&S and its parent, ML&Co. On November 1, 2010, in connection with the merger of BAS’ operations with MLPF&S, the Company was merged into ML&Co and BAS was merged into MLPF&S.
The consolidated financial statements include the accounts of BAS and are presented in accordance with U.S. Generally Accepted Accounting Principles. Intercompany balances have been eliminated.
2. Summary of Significant Accounting Policies
The preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
estimates and assumptions are based on judgment and available information and, consequently, actual results could be materially different from these estimates. Significant estimates made by management are discussed in these footnotes, as applicable.
On July 1, 2009, the Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 105, “Generally Accepted Accounting Principles”, (ASC 105), which approved the FASB Accounting Standards Codification (the Codification) as the single source of authoritative nongovernmental GAAP. The Codification is effective for interim or annual periods ending after September 15, 2009. All existing accounting standards have been superseded and all other accounting literature not included in the Codification will be considered nonauthoritative. The adoption of ASC 105 did not impact the Company’s consolidated financial condition or consolidated results of operations. All accounting references within the Consolidated Financial Statements are in accordance with the new Codification.
Cash and cash equivalents — The Company defines cash equivalents as short-term, highly liquid securities, and interest-earning deposits with maturities, when purchased, of 90 days or less, that are not used for trading purposes. The amounts recognized for cash and cash equivalents in the Consolidated Statements of Financial Condition approximate fair value due to their short-term nature.
Financial instruments are either carried at estimated fair value or are short-term or replaceable on demand and thus have carrying amounts that approximate fair value.
Securities purchased under agreements to resell (resale agreements) and securities sold under agreements to repurchase (repurchase agreements) are treated as collateralized financing transactions and are recorded at their contractual amounts plus accrued interest or at fair value in accordance with the fair value option election in ASC 825-10-25, “Financial Instruments — Recognition”. Resale and repurchase agreements recorded at fair value are generally valued based on pricing models that use inputs with observable levels of price transparency. Resale and repurchase agreements recorded at their contractual amounts plus accrued interest approximate fair value, as the fair value of these items is not materially sensitive to shifts in market interest rates because of the short-term nature of these instruments or to credit risk because the resale and repurchase agreements are collateralized pursuant to the terms of the agreements.
Repurchase and resale agreements having the same counterparty and the same maturity date, executed under master netting agreements and having common clearing facilities, are presented in the Consolidated Statements of Financial Condition on a net basis. Interest income and expense are recorded on an accrual basis. It is the Company’s policy to obtain the use of securities relating to resale agreements and to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned under resale agreements. Collateral for resale agreements and repurchase agreements is valued daily, and the Company may require counterparties to deposit additional collateral or return collateral pledged when appropriate.
In repurchase transactions, typically, the termination date for a repurchase agreement is before the maturity date of the underlying security. However, in certain situations, the Company may enter into repurchase agreements where the termination date of the repurchase transaction is the same as the maturity date of the underlying security and these transactions are referred to as “repo-to-maturity” (RTM) transactions. The Company enters into RTM transactions only for high quality, very liquid securities such as U.S. Treasury securities or securities issued by government-sponsored entities. The Company accounts for RTM transactions as sales in accordance with GAAP, and accordingly, de-recognizes the securities from the balance sheet and recognizes a gain or loss in the Consolidated Statements of Income. At June 30, 2010 and December 31, 2009, the Company had $0 and $6,541 million, respectively, outstanding RTM transactions that had been accounted for as sales.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
Securities borrowed, securities received as collateral, securities loaned, and obligation to return securities received as collateral for cash collateral are reported as collateralized financings and included in the Consolidated Statements of Financial Condition at the amount of cash advanced in connection with the transactions. The carrying value of these instruments approximates fair value as these items are not materially sensitive to shifts in market interest rates because of their short-term nature and/or their variable interest rates. The Company measures the market value of the securities borrowed and loaned against the collateral on a daily basis and additional collateral is obtained or excess is returned to ensure that such transactions are appropriately collateralized. Interest income and interest expense are recorded on an accrual basis.
In non-cash loan versus pledge securities transactions, the Company records the fair value of collateral received as both an asset and as a liability, recognizing the obligation to return the collateral.
Securities owned and securities sold, not yet purchased are valued at estimated fair value with the resulting net gains or losses on principal transactions reflected in earnings. Net unrealized gains or losses on open contractual commitments, including when-issued and to-be-announced (TBA) securities, are also reflected in earnings based on estimated fair value. Quoted market prices are generally used as a basis to determine the estimated fair values of trading instruments. If quoted prices are not available, fair values are estimated on the basis of dealer quotes, pricing models, discounted cash flow methodologies or similar techniques, or quoted market prices for instruments with similar characteristics. Securities transactions of the Company in regular way trades are recorded on a trade date basis. Amounts receivable and payable for regular way securities transactions that have not yet reached settlement are recorded net in the Consolidated Statements of Financial Condition.
Financial futures, options and other derivative contracts are valued at estimated fair value with the resulting net gains and losses on principal transactions reflected in earnings. Valuations for exchange traded derivative assets and liabilities are obtained from quoted market prices or observed transactions. Valuations for derivative assets and liabilities not traded on an exchange (over-the-counter) are obtained using mathematical models that require inputs of rates and prices to generate continuous yield or pricing curves used to value the position. The estimated fair value requires significant management judgment where these inputs to the models are not observable in the markets. The estimated fair value of these contracts is included in Securities owned and Securities sold, not yet purchased in the Consolidated Statements of Financial Condition.
Customer securities transactions are recorded on a settlement date basis with related commission income and expenses recorded on a trade date basis. Customer securities transacted on a margin basis are collateralized by cash or securities. The Company monitors the market value of collateral held and the market value of securities receivable from others. It is the Company’s policy to request and obtain additional collateral when appropriate.
Non-customer securities transactions are recorded on a settlement date basis with related commission income and expenses recorded on a trade date basis. Non-customer securities transactions include transactions executed for the proprietary accounts of introducing brokers and transactions executed for affiliated entities, which have signed non-conforming subordination agreements with the Company. Receivables from and payables to non-customers are included in Receivable from and Payable to brokers, dealers and others in the Consolidated Statements of Financial Condition. Due to their short-term nature, the amounts recognized for brokers and dealers receivables and payables approximate fair value.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
Investment banking fees include underwriting revenue, merger and acquisition, private placement, advisory, loan syndication and derivative product arrangement fees. Underwriting revenue is reflected net of syndicate expenses and arises from securities offerings in which the Company acts as an underwriter and is recorded at the time the underwriting is complete and the income reasonably determinable. Merger and acquisition, private placement, advisory, loan syndication and derivative product arrangement fees are recorded when the contracted services are complete.
Goodwill primarily includes the excess of purchase price over the fair value of the net assets of Montgomery Securities, which the Company acquired on October 1, 1997. In accordance with ASC 350, “Intangibles — Goodwill and Other”, goodwill is no longer amortized but is subject to an annual impairment test. The impairment test is performed in two phases. The first phase compares the fair value of the reporting unit (i.e. the Company) to its carrying amount including goodwill. If the carrying amount exceeds fair value then an additional process compares the implied fair value of the goodwill, as defined by ASC 350, with the carrying value of the goodwill. An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value. The recoverability of goodwill is also evaluated if events or circumstances indicate a possible impairment. The Company has not recorded any impairment to date, but there can be no assurance that future goodwill impairment tests will not result in a charge to earnings.
Depreciation of equipment is provided on a straight-line basis using estimated useful lives of 3 to 10 years. Leasehold improvements are amortized over the lesser of the useful life of the improvement or the lease life.
Income taxes — The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”, resulting in two components of income tax expense: current and deferred. Current income tax expense approximates taxes to be paid or refunded for the current period. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. These gross deferred tax assets and liabilities represent decreases or increases in taxes expected to be paid in the future because of future reversals of temporary differences in the bases of assets and liabilities as measured by tax laws and their bases as reported in the financial statements. Deferred tax assets are also recognized for tax attributes such as net operating loss carryforwards and tax credit carryforwards. Valuation allowances are then recorded to reduce deferred tax assets to the amounts management concludes are more-likely-than-not to be realized.
Under ASC 740, income tax benefits are recognized and measured based upon a two-step model: 1) a tax position must be more-likely-than-not to be sustained based solely on its technical merits in order to be recognized, and 2) the benefit is measured as the largest dollar amount of that position that is more-likely-than-not to be sustained upon settlement. The difference between the benefit recognized for a position in accordance with this ASC 740 model and the tax benefit claimed on a tax return is referred to as an unrecognized tax benefit (UTB). The Company accrues income-tax-related interest and penalties (if applicable) within income tax expense. The Company’s policy is to recognize any U.S. federal and certain U.S. state and foreign UTBs within the Company’s Consolidated Statements of Financial Condition. In certain other U.S. state jurisdictions, the Company’s operating results are included in the income tax returns of the Corporation or other subsidiaries of the Corporation (state combined returns). Pursuant to the Corporation’s policy, the initial recognition, and any subsequent change of a UTB related to a state combined return, will not be reflected in the Company’s Consolidated Statements of Financial Condition. Upon the Corporation’s resolution of a UTB related to a state combined return with the taxing authorities, any potential impact deemed to be attributable to the Company will be reflected in the Consolidated Statements of Financial Condition of the Company.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
The Company’s operating results are included in the consolidated federal income tax return and various state income tax returns of the Corporation or subsidiaries of the Corporation. The method of allocating income tax expense is determined under a tax allocation policy between the Company and the Corporation. This allocation policy specifies that income tax expense will be computed for all subsidiaries on a separate company method, taking into account income tax planning strategies and the tax position of the consolidated group. Under this policy, tax benefits associated with net operating losses (or other tax attributes) of the Company are payable to the Company upon the earlier of the utilization in the filing of the Corporation’s consolidated returns or the utilization in the Company’s pro forma returns. To determine whether a valuation allowance is required against the Company’s net deferred tax assets, the Company considers whether the net deferred tax assets will ultimately be utilized in the filing of the Corporation’s consolidated income tax return.
Translation of Foreign Currencies — Assets and liabilities denominated in foreign currencies are translated at period-end rates of exchange, while the income statement accounts are translated at the exchange rate on the transaction date. Gains and losses resulting from foreign currency transactions are included in net income.
Recently issued accounting pronouncements — On January 1, 2010, the Company adopted new FASB accounting guidance on transfers of financial assets and consolidation of variable interest entities (VIEs). This new accounting guidance revises sale accounting criteria for transfers of financial assets, including elimination of the concept of and accounting for qualifying special purpose entities (QSPEs), and significantly changes the criteria for consolidation of a VIE. As of June 30, 2010, the assets and liabilities related to the consolidated VIEs were $120 million. All of the consolidated VIEs relate to transactions entered into after the adoption of the new guidance.
On January 1, 2010, the Company adopted new FASB accounting guidance that requires disclosure of gross transfers into and out of Level 3 of the fair value hierarchy and adds a requirement to disclose significant transfers between Level 1 and Level 2 of the fair value hierarchy. The new accounting guidance also clarifies existing disclosure requirements regarding the level of disaggregation of fair value measurements and inputs, and valuation techniques. The enhanced disclosures required under this new guidance are included in Note 3— Fair Value Disclosures.
In May 2009, the FASB issued ASC 855, “Subsequent Events”, which provides general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In addition, ASC 855 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The adoption of ASC 855, effective June 30, 2009, did not impact the Company’s consolidated financial condition or results of operations. The Company evaluated subsequent events through November 1, 2010, which is the date the consolidated financial statements were issued.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
In April 2009, the FASB issued guidance that amends FASB ASC 820-10, “Fair Value Measurements and Disclosures”. This amendment provides guidance for determining whether a market is inactive and a transaction is distressed in order to apply the existing fair value measurement guidance, and acknowledges that in these circumstances quoted prices may not be determinative of fair value. Additionally, this amendment requires enhanced disclosures regarding financial assets and liabilities that are recorded at fair value. The amendment was effective for interim and annual reporting periods ending after June 15, 2009. The early adoption at January 1, 2009 did not have a material impact on the Company’s consolidated financial condition or results of operations.
3. Fair Value Disclosures
ASC 820, “Fair Value Measurements and Disclosures”, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its financial instruments based on the fair value hierarchy established in ASC 820 which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value. The Company carries trading account assets and liabilities at fair value. The Company has also elected to carry certain resale and repurchase agreements at fair value in accordance with the fair value option election. The fair value option election allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities on a contract-by-contract basis.
Level 1, 2 and 3 Valuation Techniques
Financial instruments are considered Level 1 when valuation is based on quoted prices in active markets for identical assets or liabilities. Level 2 financial instruments are valued using quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or models using inputs that are observable or can be corroborated by observable market data of substantially the full term of the assets or liabilities. Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques, and at least one significant model assumption or input is unobservable and when determination of the fair value requires significant management judgment or estimation.
A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in reclassification for certain financial assets or liabilities. Level 3 gains and losses represent amounts incurred during the period in which the instrument was classified as Level 3. Reclassifications impacting Level 3 of the fair value hierarchy are reported as transfers in or transfers out of the Level 3 category as of the beginning of the period in which the transfers occur.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
The Company uses market indices for direct inputs to certain models, where the cash settlement is directly linked to appreciation or depreciation of that particular index (primarily in the context of structured credit products). In those cases, no material adjustments are made to the index-based values. In other cases, market indices are also used as inputs to valuation, but are adjusted for trade specific factors such as rating, credit quality, vintage and other factors.
Assets and liabilities measured at fair value at June 30, 2010 on a recurring basis are summarized below:

	Fair Value Measurements Using			Netting	Assets/ Liabilities
(in millions)	Level 1	Level 2	Level 3	Adjustments (1)	at Fair Value

Assets
Securities purchased under agreements to resell	$—	$27,901	$—	$—	$27,901
Securities owned
U.S. Government and agency obligations	18,893	24,423	—	—	43,316
Corporate obligations, including asset-backed securities	373	16,743	1,187	—	18,303
Commercial paper, bankers’ acceptances and certificates of deposit	—	2,961	9	—	2,970
Equities	22	302	100	—	424
State and municipal obligations	—	176	—	—	176
Other securities and derivatives	89	1,690	1	(1,375)	405

Total Securities owned	19,377	46,295	1,297	(1,375)	65,594

Total assets	$19,377	$74,196	$1,297	$(1,375)	$93,495

Liabilities
Securities sold under agreements to repurchase	$—	$8,617	$—	$—	$8,617
Securities sold, not yet purchased
U.S. Government and agency obligations	17,654	6,542	—	—	24,196
Corporate obligations, including asset-backed securities	15	6,237	27	—	6,279
Equities	7	14	—	—	21
Other securities and derivatives	125	1,605	—	(1,375)	355

Total Securities sold, not yet purchased	17,801	14,398	27	(1,375)	30,851

Total liabilities	$17,801	$23,015	$27	$(1,375)	$39,468

(1)	Amounts represent the impact of legally enforceable master netting agreements that allow the Company to settle positive and negative positions and also cash collateral held or placed with the same counterparties.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
Assets and liabilities measured at fair value at December 31, 2009 on a recurring basis are summarized below:

	Fair Value Measurements Using			Netting	Assets/ Liabilities
(in millions)	Level 1	Level 2	Level 3	Adjustments (1)	at Fair Value

Assets
Securities purchased under agreements to resell	$—	$11,722	$—	$—	$11,722
Securities owned
U.S. Government and agency obligations	5,673	25,548	—	—	31,221
Corporate obligations, including asset-backed securities	—	17,617	1,279	—	18,896
Commercial paper, bankers’ acceptances and certificates of deposit	—	2,931	4	—	2,935
Equities	18	386	54	—	458
State and municipal obligations	—	395	19	—	414
Other securities and derivatives	8	2,287	—	(1,871)	424

Total Securities owned	5,699	49,164	1,356	(1,871)	54,348

Total assets	$5,699	$60,886	$1,356	$(1,871)	$66,070

Liabilities
Securities sold under agreements to repurchase	$—	$392	$—	$—	$392
Securities sold, not yet purchased
U.S. Government and agency obligations	11,074	4,496	—	—	15,570
Corporate obligations, including asset-backed securities	7	4,097	10	—	4,114
Equities	—	37	—	—	37
Other securities and derivatives	5	2,184	—	(1,871)	318

Total Securities sold, not yet purchased	11,086	10,814	10	(1,871)	20,039

Total liabilities	$11,086	$11,206	$10	$(1,871)	$20,431

(1)	Amounts represent the impact of legally enforceable master netting agreements that allow the Company to settle positive and negative positions and also cash collateral held or placed with the same counterparties.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
The table below presents a reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the six months ended June 30, 2010.
Level 3 — Fair Value Measurements

		Securities
	Securities	Sold, Not Yet
(in millions)	Owned	Purchased
Beginning balance at January 1, 2010	$1,356	$10
Total gains and losses included in revenues
Corporate obligations, including asset-backed securities	198	4
Equities	(1)	—
Purchases, issuances, and settlements-net
Corporate obligations, including asset-backed securities	(256)	12
Equities	31	—
Gross transfers into Level 3
Corporate obligations, including asset-backed securities	51	4
Equities	3	—
Other securities and derivatives	1	—
Gross transfers out of Level 3
Corporate obligations, including asset-backed securities	(54)	(3)
Equities	(32)	—

Ending Balance at June 30, 2010	$1,297	$27

The table below presents a reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the six months ended June 30, 2009.
Level 3 — Fair Value Measurements

		Securities
	Securities	Sold, Not Yet
(in millions)	Owned	Purchased
Beginning balance at January 1, 2009	$2,076	$—
Total gains and losses included in revenues	(13)	—
Purchases, issuances, and settlements-net	63	7
Transfers in and/or out of Level 3	380	—

Ending Balance at June 30, 2009	$2,506	$7

During the six months ended June 30, 2009, the significant transfers into Level 3 included $101 million of municipal auction rate securities and $288 million of commercial real estate bonds due to market illiquidity and bankruptcy filings.
Fair Value Option Election
Resale and repurchase agreements
The Company elected the fair value option for certain resale and repurchase agreements. The fair value option election was made based on the tenor of the resale and repurchase agreements, which reflects the magnitude of the interest rate risk. Resale and repurchase agreements collateralized by U.S. government securities were excluded from the fair value option election as these contracts are generally short-dated and therefore the interest rate risk is not considered significant. Amounts loaned under resale agreements require collateral with a market value equal to or in excess of the principal amount loaned resulting in minimal credit risk for such transactions.
At June 30, 2010 and December 31, 2009, the aggregate contractual principal amount of receivables under resale agreements and payables under repurchase agreements, for which the fair value option has been elected, approximated fair value.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
4. Securities Owned and Securities Sold, Not Yet Purchased
Securities owned and securities sold, not yet purchased (excluding securities segregated under SEC Rule 15c3-3) at June 30, 2010 and December 31, 2009 consisted of trading securities and derivatives reported at estimated fair value as presented below:

	June 30, 2010		December 31, 2009
		Securities Sold,		Securities Sold,
	Securities	Not Yet	Securities	Not Yet
(in millions)	Owned	Purchased	Owned	Purchased
U.S. Government and agency obligations	$43,316	$24,196	$31,221	$15,570
Corporate obligations, including asset-backed securities	18,303	6,279	18,896	4,114
Commercial paper, bankers’ acceptances and certificates of deposit	2,970	—	2,935	—
Equities	424	21	458	37
State and municipal obligations	176	—	414	—
Other securities and derivatives	405	355	424	318

	$65,594	$30,851	$54,348	$20,039

Included in securities owned above are $5,874 million and $11,141 million, at June 30, 2010 and December 31, 2009, respectively, representing assets pledged to counterparties under repurchase and securities lending transactions where the agreement gives the counterparty the right to sell or repledge the underlying assets.
5. Cash and Securities Segregated Under Federal Regulations
At June 30, 2010 and December 31, 2009, money market demand accounts and cash accounts with a contract value of $1,030 million and $686 million, respectively, have been segregated in special reserve accounts for the exclusive benefit of customers under SEC Rule 15c3-3.
BAS performs the computation for assets in the proprietary accounts of its introducing brokers (PAIB) in accordance with the customer reserve computation set forth in SEC Rule 15c3-3 under the Securities Exchange Act of 1934, so as to enable introducing brokers to include PAIB assets as allowable assets in their net capital computations (to the extent allowable under the Net Capital Rule). At June 30, 2010 and December 31, 2009, $5 million in money market demand accounts have been segregated in special reserve accounts for the exclusive benefit of PAIB.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
6. Receivable from and Payable to Brokers, Dealers and Others
Amounts receivable from and payable to brokers, dealers and others at June 30, 2010 and December 31, 2009, consisted of the following:

	June 30, 2010		December 31, 2009
(in millions)	Receivable	Payable	Receivable	Payable
Securities failed to deliver/receive	$7,579	$5,183	$5,585	$4,477
Receivable/payable from/to clearing organizations	12	185	20	357
Unsettled trades, net	2,011	—	1,437	—
Receivable/payable from/to brokers and dealers	319	169	249	118
Receivable/payable from/to non-customers	5	47	33	148

	$9,926	$5,584	$7,324	$5,100

7. Short-Term Borrowings
The Company funds its securities inventory, operating expenses and other working capital needs through its own capital base, short-term repurchase agreements, securities lending, lines of credit and the proceeds from master notes issued to institutional investors. Master notes are short-term obligations which are unsecured and unsubordinated, and offered on a continuous basis. As of June 30, 2010 and December 31, 2009, the Company had outstanding master notes of $12,366 million and $13,810 million, respectively. As of June 30, 2010 and December 31, 2009, the Company had secured borrowings of $0 million and $195 million, respectively, and had no outstanding unsecured borrowings with third parties.
The Company enters into secured and unsecured borrowings with the Corporation and secured borrowings with affiliate banks. The Company has renewable lines of credit with the Corporation and affiliate banks. Interest on these lines of credit is based on prevailing short-term market rates. Secured amounts borrowed are collateralized by U.S. Treasury securities or other marketable securities. At June 30, 2010 and December 31, 2009, the Company had no outstanding secured borrowings and had unsecured borrowings of $3,020 million and $2,400 million, respectively, under these lines of credit.
8. Liabilities Subordinated to Claims of General Creditors
BAS has a subordinated loan agreement with the Corporation of $1,458 million, which bears interest based on the London InterBank Offered Rate (LIBOR), and has a maturity date of December 31, 2010. The loan agreement contains a provision that automatically extends the loan’s maturity by one year unless specified actions are taken. In addition, BAS has a revolving subordinated line of credit with the Corporation totaling $7,000 million, which bears interest based on LIBOR, and has a maturity date of October 1, 2010. The revolving subordinated line of credit contains a provision that automatically extends the maturity by one year unless specified actions are taken. Both agreements were automatically extended by one year. At June 30, 2010 and December 31, 2009, $1,870 million and $2,270 million, respectively, was outstanding on the line of credit. On August 10, 2010 BAS repaid $500 million on the line of credit. Additionally, BAS repaid $250 million on the line of credit on September 22, 2010.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
The subordinated borrowings are extended pursuant to agreements approved by various regulatory agencies and qualify as capital in computing net capital under the SEC’s Uniform Net Capital Rule 15c3-1. To the extent that such borrowings are required for BAS’ continued compliance with minimum net capital requirements, they may not be repaid.
9. Net Capital Requirement
BAS is subject to the SEC Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital. BAS has elected to use the alternative method, permitted by SEC Rule 15c3-1, which requires that BAS maintain net capital equal to the greater of 2% of aggregate debit items or $50 million.
In addition, BAS may not repay subordinated borrowings, pay cash dividends, or make any unsecured advances or loans to the Corporation or employees if net capital falls below 5% of aggregate debit items.
At December 31, 2009, BAS had net capital under SEC Rule 15c3-1 of $2,427 million, which was $2,293 million in excess of its net capital requirement of $134 million.
At June 30, 2010, BAS had net capital under SEC Rule 15c3-1 of $3,344 million, which was $3,214 million in excess of its net capital requirement of $130 million.
During the second quarter of 2010, BAS withdrew its registration as a futures commission merchant with the Commodity Futures Trading Commission (CFTC), and is no longer a member of the National Futures Association (NFA).
10. Financial Instruments with Off-Balance Sheet Risk
As a securities broker-dealer, the Company is engaged in various securities trading and brokerage activities that expose the Company to off-balance sheet credit and market risk. A substantial portion of the Company’s transactions are collateralized and executed with and on behalf of institutional investors, including other brokers, dealers and commercial banks.
The Company’s principal activities and exposure to credit risk, associated with customers not fulfilling their contractual obligations, can be directly impacted by volatile trading markets. Receivables from and payables to brokers, dealers, exchanges, clearing organizations, customers and non-customers include unsettled trades which may expose the Company to credit and market risk in the event the broker, dealer, customer or non-customer is unable to fulfill its contractual obligations. The Company also bears market risk for unfavorable changes in the price of securities sold, but not yet purchased.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
Customer securities activities are transacted on either a cash or margin basis. In margin transactions, the Company extends credit to its customers, subject to various regulatory and internal margin requirements. The credit is collateralized by cash and securities in the customers’ accounts. In connection with these activities, the Company executes and clears customer transactions involving the sale of securities not yet purchased, substantially all of which are transacted on a margin basis. Such transactions may expose the Company to significant off-balance sheet risk in the event margin requirements are not sufficient to fully cover losses that customers may incur. The Company monitors required margin levels daily and requires the customer to deposit additional collateral, or to reduce positions, when necessary. In the event the customer fails to satisfy its obligations, the Company may be required to purchase or sell financial instruments at prevailing market prices to fulfill the customers’ obligations.
Futures contracts transactions are conducted through regulated exchanges for which the Company, its customers and other counterparties are subject to margin requirements and are settled in cash on a daily basis, thereby minimizing credit risk. Credit losses could arise should counterparties fail to perform and the value of any collateral proves inadequate. The Company manages credit risk by monitoring net exposure to individual counterparties on a daily basis, monitoring credit limits and requiring additional collateral, where appropriate.
When-issued securities are commitments entered into to purchase or sell securities in the time period between the announcement of a securities offering and the issuance of those securities. TBA securities represent commitments to purchase or sell securities for delivery at an agreed-upon specific future date where the specific securities have not been identified. An option contract is an agreement that conveys to the purchaser the right, but not the obligation, to buy or sell a quantity of a financial instrument, index, currency or commodity at a predetermined rate or price during a period or at a time in the future. Futures and forward contracts are agreements to buy or sell quantities of financial instruments or commodities at predetermined future dates and rates or prices. A swap is an agreement between two or more parties to exchange sets of cash flows over a period in the future. These agreements and commitments are transacted on an organized exchange or directly between parties.
The contractual or notional amounts of these transactions represent the extent of the Company’s involvement in these products, but do not represent the potential for gain or loss associated with the market risk or credit risk of such transactions. Market risk arises from changes in securities prices, exchange rates and interest rates. To the extent these transactions are used to economically hedge other financial instruments, the market risk may be partially or fully mitigated. Credit risk on these contracts arises if counterparties are unable to fulfill their obligations. The credit risk varies based on many factors, including the value of collateral held and other security arrangements.
The Company has established credit policies for commitments involving financial instruments with off-balance sheet credit risk. Such policies include credit review, approvals, limits and monitoring procedures. Where possible, the Company limits credit risk by generally executing options and futures transactions through regulated exchanges, which are subject to more stringent policies and procedures than over-the-counter transactions.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
Derivative Balances
A derivative is an instrument whose value is derived from an underlying instrument or index, such as interest rates, equity security prices or credit spreads. Derivatives include futures, forwards, swaps, option contracts, and other financial instruments with similar characteristics.
The following represent derivative contracts with all counterparties, prior to taking into consideration legally enforceable master netting agreements. The estimated fair values are included in Securities owned and Securities sold, not yet purchased in the Consolidated Statements of Financial Condition.

	As of June 30, 2010
	Contract/	Derivative	Derivative
(in millions)	Notional	Assets Total	Liabilities Total

Interest rate contracts
Swaps	$19,891	$262	$536
Futures and forwards	105,786	138	99
Written options	21,362	—	19
Purchased options	31,884	30	—
Equity contracts
Futures and forwards	226	5	5
Credit derivatives
Purchased protection:
Credit default swaps	2,945	1,004	4
Total return swaps	215	19	2
Written protection:
Credit default swaps	1,762	—	704
Total return swaps	234	15	24

Gross derivative assets/liabilities	$184,305	$1,473	$1,393
Less: Legally enforceable master netting		(1,375)	(1,375)

Total derivative assets/liabilities		$98	$18

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)

	As of December 31, 2009
	Contract/	Derivative	Derivative
(in millions)	Notional	Assets Total	Liabilities Total

Interest rate contracts
Swaps	$33,626	$519	$751
Futures and forwards	73,685	94	76
Written options	13,781	—	10
Purchased options	19,990	23	—
Equity contracts
Futures and forwards	45	—	—
Credit derivatives
Purchased protection:
Credit default swaps	5,336	1,411	39
Total return swaps	292	28	17
Written protection:
Credit default swaps	4,032	17	1,052
Total return swaps	217	14	6

Gross derivative assets/liabilities	$151,004	$2,106	$1,951
Less: Legally enforceable master netting		(1,871)	(1,871)

Total derivative assets/liabilities		$235	$80

Sales and Trading Revenue
The Company enters into derivatives to facilitate customer transactions and to manage risk exposures arising from trading assets and liabilities. It is the Corporation’s policy to include these derivative instruments in its trading activities which include derivative and non-derivative cash instruments. The resulting risk from these derivative instruments is managed on a portfolio basis as part of the Company’s sales and trading activities and the related revenue is recorded in various lines on the Consolidated Statements of Income. The following tables identify the amounts in the income statement line items attributable to the Company’s sales and trading revenue categorized by primary risk.

	Six Months Ended June 30, 2010
	Principal		Net Interest
(in millions)	Transactions, Net	Other Income	Income	Total

Interest rate risk	$40	$15	$167	$222
Equity risk	—	7	4	11
Credit risk	817	25	929	1,771
Other risk (includes commodity risk)	1	12	1	14

Total sales and trading revenue	$858	$59	$1,101	$2,018

	Six Months Ended June 30, 2009
	Principal		Net Interest
(in millions)	Transactions, Net	Other Income	Income	Total

Interest rate risk	$204	$2	$317	$523
Equity risk	53	31	14	98
Credit risk	513	30	1,215	1,758
Other risk (includes commodity risk)	3	(103)	4	(96)

Total sales and trading revenue	$773	($40)	$1,550	$2,283

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
Credit Derivatives
The Company enters into credit derivatives primarily to manage credit risk exposures. Credit derivatives derive value based on an underlying third party-referenced obligation or a portfolio of referenced obligations and generally require the Company as the seller of credit protection to make payments to a buyer upon the occurrence of a predefined credit event. Such credit events generally include bankruptcy of the referenced credit entity and failure to pay under the obligation, as well as acceleration of indebtedness and payment repudiation or moratorium. For credit derivatives based on a portfolio of referenced credits or credit indices, the Company may not be required to make payment until a specified amount of loss has occurred and/or may only be required to make payment up to a specified amount.
Credit derivative instruments in which the Company is the seller of credit protection are comprised of credit default swaps. As of June 30, 2010, the notional value of these instruments was $1,791 million with a net negative carrying value of $711 million, of which 1% had a term less than ten years, and the remaining 99% had a term exceeding thirty years. As of December 31, 2009, the notional value of these instruments was $4,032 million with a net negative carrying value of $1,035 million, of which 28% had a term less than ten years, the remaining 72% had a term exceeding thirty years. All of these instruments were executed with an affiliated company. For most credit derivatives, the notional value represents the maximum amount payable by the Company. However, the Company does not exclusively monitor its exposure to credit derivatives based on notional value because this measure does not take into consideration the probability of occurrence. As such, the notional value is not a reliable indicator of the Company’s exposure to these contracts. Instead, a risk framework is used to define risk tolerances and establish limits to help to ensure that certain credit risk-related losses occur within acceptable, predefined limits.
The Company may economically hedge its exposure to credit derivatives by entering into a variety of offsetting derivative contracts. For example, in certain instances, the Company may purchase credit protection with identical underlying referenced names to offset its exposure. At June 30, 2010, notional value and negative carrying value of credit protection sold in which the Company held purchased protection with offsetting exposure was $1,735 million and $689 million respectively. At December 31, 2009, notional value and negative carrying value of credit protection sold in which the Company held purchased protection with offsetting exposure was $3,726 million and $916 million respectively.
Off-Balance Sheet Commitments
In the normal course of business, the Company also enters into contractual commitments, including forward financing contracts and securities transactions on a when-issued and TBA basis. These commitments are not defined as derivatives under ASC 815, “Derivatives and Hedging”.
The contractual or notional amounts of these contracts as of June 30, 2010 and December 31, 2009 are presented below:

	June 30,	December 31,
	2010	2009
	Contractual or	Contractual or
(in millions)	Notional Amounts	Notional Amounts
TBA securities commitments to purchase	$295,142	$250,978
TBA securities commitments to sell	308,334	266,311
Forward reverse repos	4,990	4,182
Forward repos	1,650	4,153
Forward borrows	—	3,736

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
11. Commitments and Contingencies
The Company has sold securities that it does not currently own and will therefore be obligated to purchase at a future date. The Company has recorded this obligation in the Consolidated Statements of Financial Condition at the estimated fair value of such securities. The Company will incur a loss if the market price of the securities increases subsequent to June 30, 2010. The Company may limit this risk by entering into financial options and futures contracts and other offsetting positions.
At June 30, 2010 and December 31, 2009, the Company had receivables under securities borrowed transactions of $21,831 million and $42,871 million, respectively, and payables under securities loaned transactions of $773 million and $6,602 million, respectively, reflected in the Consolidated Statements of Financial Condition. At June 30, 2010, the securities underlying these transactions had a market value of $21,305 million and $750 million, respectively. At December 31, 2009, the securities underlying these transactions had a market value of $41,482 million and $6,526 million, respectively.
At June 30, 2010 and December 31, 2009, the Company had receivables under resale agreements of $134,048 million and $85,326 million, respectively, and payables under repurchase agreements of $169,791 million and $133,385 million, respectively, reflected in the Consolidated Statements of Financial Condition. At June 30, 2010, these agreements had underlying collateral with approximate market values of $135,907 million and $173,446 million, respectively. At December 31, 2009, these agreements had underlying collateral with approximate market values of $85,143 million and $134,130 million, respectively. At June 30, 2010 and December 31, 2009, the Company had no commitments to enter into future resale agreements. At June 30, 2010 and December 31, 2009, the Company was contingently liable in the amount of $0 million and $290 million, respectively, under outstanding letter-of-credit agreements used in lieu of margin deposits.
At June 30, 2010 and December 31, 2009, approximate market values of gross collateral received that can be sold or repledged by the Company were:

(in millions)
Sources of Collateral	June 30, 2010	December 31, 2009
Securities purchased under agreements to resell	$230,783	$159,034
Securities borrowed	21,305	41,482
Collateral received in securities borrowed on balance sheet	—	31
Collateral received in securities borrowed off balance sheet	9,551	11,372

	$261,639	$211,919

At June 30, 2010 and December 31, 2009, approximate market values of gross collateral received that were sold or repledged by the Company were:

(in millions)
Uses of Collateral	June 30, 2010	December 31, 2009
Securities sold under agreements to repurchase	$151,740	$105,595
Securities sold, not yet purchased	18,250	13,956
Securities loaned	750	6,526
Collateral pledged to clearing organizations	643	819
Collateral pledged out in securities borrowed on balance sheet	—	31
Collateral pledged out in securities borrowed off balance sheet	9,551	11,372

	$180,934	$138,299

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
In connection with its underwriting activities, the Company enters into firm commitments for the purchase of securities in return for a fee. These commitments require the Company to purchase securities at a specified price. The underwriting of securities exposes the Company to market and credit risk, primarily in the event that, for any reason, securities purchased by the Company cannot be distributed at anticipated price levels. To manage market risk exposure related to these commitments, the Company may implement appropriate hedging strategies. At June 30, 2010, the Company had no material open underwriting commitments.
The Company is obligated under noncancelable operating leases, which contain escalation clauses, for office facilities and equipment expiring on various dates through 2014. At June 30, 2010, the Company had minimum lease obligations related to these and other noncancelable operating leases as follows:

(in millions)
For the years ending December 31:
2010	$9
2011	12
2012	12
2013	12
2014	2
Thereafter	—

$47

12. Related Party Transactions
The Company contracts a variety of services from the Corporation and certain of its subsidiaries. Such services include accounting, legal, regulatory compliance, transaction processing, purchasing, building management and other services. The Company also clears certain derivative transactions through affiliated companies. The Company provides securities and underwriting, loan syndication, loan trading and investment advisory services to the Corporation and certain affiliate banks. The Company also acts as agent in selling assets originated by affiliate banks. As a result of the business realignment between BAS and MLPF&S, service level agreements were put into place to reimburse for occupancy and personnel expenses incurred for associates realigned to the other legal entity.
Included in Other assets and Accrued expenses, compensation and other liabilities in the Consolidated Statements of Financial Condition are receivables and payables due from and to affiliated companies related to contracted services. These amounts are settled in the normal course of business. Receivables from affiliated companies related to contracted services at June 30, 2010 and December 31, 2009 were $71 million and $38 million, respectively. Payables to affiliated companies related to contracted services at June 30, 2010 and December 31, 2009 were $63 million and $30 million, respectively. At June 30, 2010 and December 31, 2009, the Company had $16 million and $6 million, respectively, in cash and $1,010 million and $666 million, respectively, in time deposits on deposit with affiliate banks.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
The Company executes securities transactions on behalf of certain affiliated companies acting in a broker capacity, clears trades for certain introduced accounts and executes certain transactions with affiliated companies. The Company also provides clearance services for the Corporation and affiliated companies for commodity futures and options transactions. These activities generate receivable and payable balances, which are included in various line items in the Consolidated Statements of Financial Condition. As of June 30, 2010, these balances were $246 million and $100 million, respectively and at December 31, 2009, these balances were $470 million and $494 million, respectively. Additionally, the Company had resale agreements of $65,669 million, repurchase agreements of $20,427 million, securities borrowed of $6,007 million and securities loaned of $97 million outstanding with affiliates at June 30, 2010. At December 31, 2009 these balances with affiliates were $54,801 million, $13,936 million, $10,245 million and $5,926 million, respectively.
The amounts of income and expense from related party transactions included in the accompanying Consolidated Statements of Income for the six months ended June 30, 2010 and June 30, 2009 were:

	Six Months Ended
(in millions)	June 30, 2010	June 30, 2009
Revenues
Interest on resale agreements and securities borrowed	$124	$189
Investment banking fees	26	65
Derivative transactions	(576)	490
Service agreement revenues and other revenues	10	45

Expenses
Interest on repurchase agreements and securities loaned	15	25
Interest on subordinated borrowings	20	57
Interest on non-subordinated borrowings	3	3
Service fees and other expenses	136	233
On June 17, 2009, the Company made a $700 million dividend payment to NB Holdings.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
13. Benefits
The Corporation has established certain qualified retirement and defined contribution plans covering full-time, salaried employees and certain part-time employees. Expenses under these plans are accrued each year. The costs are charged to current operations and, for defined benefit plans, consist of several components of net pension cost based on various actuarial assumptions regarding future expectations under the plans. The Corporation allocated a net pension cost of $4 million and $5 million for the period ended June 30, 2010 and June 30, 2009, respectively. In addition to providing retirement pension benefits, full-time, salaried employees and certain part-time employees may become eligible to continue participation as retirees in health care and/or life insurance plans sponsored by the Corporation. The Corporation allocated $6 million and $7 million in expense to the Company as its matching contribution to the qualified defined contribution retirement plans for the period ended June 30, 2010 and June 30, 2009, respectively. The Corporation allocated $17 million in health care expense to the Company for the periods ended June 30, 2010 and June 30, 2009, respectively. Based on the other provisions of the individual plans, certain retirees may also have the cost of benefits partially paid by the Corporation.
The Corporation’s stock-based compensation plans provide for the issuance of the Corporation’s stock-related awards, such as stock options and restricted stock awards. The Corporation charged the Company $41 million and $226 million for its share of compensation costs related to stock options and restricted stock awards for the period ended June 30, 2010 and June 30, 2009, respectively. Certain employees of the Company participate in the Corporation’s equity incentive plan, which provides restricted stock awards based on a percentage of the associate’s incentive compensation.
Certain employees of the Company participate in a management compensation plan which provides incentive awards based on the extent to which performance objectives and profit goals are met. Incentive expense under the plan, in the amount of $564 million and $542 million incurred for the period ended June 30, 2010 and June 30, 2009, respectively, is included in Accrued expenses, compensation and other liabilities and Employee compensation and benefits, in the accompanying Consolidated Statements of Financial Condition and Consolidated Statement of Income, respectively.
14. Income Taxes
The components of income tax expense for the periods ended June 30, 2010 and June 30, 2009 are as follows:

	Six Months Ended
(in millions)	June 30, 2010	June 30, 2009
Current income tax expense
Federal	$702	$791
State	59	51

Total current expense	761	842

Deferred income tax benefit
Federal	(49)	(150)
State	(4)	(10)

Total deferred benefit	(53)	(160)

Total income tax expense	$708	$682

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
Income tax expense does not reflect the tax impact associated with the Corporation’s stock-based compensation plans. These tax impacts decreased stockholder’s equity by $30 million and $83 million at June 30, 2010 and 2009, respectively.
A reconciliation of the expected federal income tax expense using the federal statutory rate of 35 percent to the actual income tax expense for the period ended June 30, 2010 and June 30, 2009 is as follows:

	Six Months Ended
	June 30,	June 30,
(in millions)	2010	2009
Expected federal tax expense	$672	$664
Increase (decrease) in taxes resulting from:
State tax expense, net of federal benefit	36	26
Tax-exempt income, including dividends	(4)	(7)
Reserves for tax litigation	2	1
Other	2	(2)

Total income tax expense	$708	$682

Significant components of the Company’s net deferred tax assets at June 30, 2010 and December 31, 2009 are as follows:

	June 30,	December 31,
(in millions)	2010	2009
Deferred tax assets:
Employee compensation and benefits	$156	$75
Accrued expenses	82	106
Securities valuation	76	76
Investments	55	44
Other	1	2

Gross deferred tax assets	370	303

Deferred tax liabilities:
Intangibles	(260)	(244)
Employee retirement benefits	(28)	(29)
Depreciation	(2)	(2)
Other	(5)	(6)

Gross deferred tax liabilities	(295)	(281)

Net deferred tax assets	$75	$22

Current federal and state taxes payable of $1,037 million and $1,865 million are included in Accrued expenses, compensation and other liabilities in the accompanying Consolidated Statements of Financial Condition at June 30, 2010 and December 31, 2009, respectively. The Company paid estimated taxes of $700 million to the Corporation during August, 2010.
As of June 30, 2010 and December 31, 2009, the Company had $82 million of UTBs. During the period ended June 30, 2010 and December 30, 2009, there were no increases, decreases, settlements or expirations of statute of limitations affecting the

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
UTB balance. As of June 30, 2010 and December 31, 2009, the balance of the Company’s UTBs, if recognized, would not affect the Company’s effective tax rate. Included in the UTB balance are some items the recognition of which would not affect the effective tax rate, such as the tax effect of certain temporary differences and the portion of the gross state UTBs that would be offset by the tax benefit of the associated federal deduction.
The Internal Revenue Service (IRS) has completed the examination phase of the Corporation’s federal income tax returns for the years 2000 through 2002 and issued Revenue Agent’s Reports (RAR) to the Corporation. The Company is included in the Corporation’s federal income tax returns. Included in these RARs were several proposed adjustments that were protested to the Appeals Office of the IRS. Management expects conclusion of these examinations within the next twelve months. The resolution of the proposed adjustments is not expected to impact the Company’s UTB balance. Final determination of the audit may result in future income tax expense or benefit to the Company. However, Management does not expect such a final determination to significantly impact the Company’s UTB balance within the next twelve months. All tax years subsequent to the above years remain open to examination.
The Company recognized $2 million and $1 million, net of taxes, of interest and penalties within income tax expense during the periods ended June 30, 2010 and June 30, 2009, respectively. As of June 30, 2010 and December 31, 2009, the Company’s accrual for interest and penalties that related to income taxes, net of taxes and remittances, was $24 million and $22 million, respectively.
15. Litigation and Regulatory Matters
In the ordinary course of business, BAS is routinely a defendant in or a party to pending and threatened legal actions and proceedings, including actions brought on behalf of various classes of claimants. These actions and proceedings are generally based on alleged violations of securities, employment and other laws.
In the ordinary course of business, BAS is also subject to regulatory examinations, information gathering requests, inquiries and investigations. In connection with formal and informal inquiries by various agencies, including the SEC, FINRA, and state securities regulators, the Company receives numerous requests, subpoenas and orders for documents, testimony and information in connection with various aspects of its regulated activities. Some of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. In some cases, the issuers that would otherwise be the primary defendants in such cases are bankrupt or otherwise in financial distress.
In view of the inherent difficulty of predicting the outcome of such litigation and regulatory matters, particularly where the claimants seek very large or indeterminate damages or where the matters present novel legal theories or involve a large number of parties, the Company generally cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.
In accordance with applicable accounting guidance, the Company establishes an accrued liability for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. When a loss contingency is not both probable and estimable, the Company does not establish an accrued liability. As a litigation or regulatory matter develops, the Company, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. If, at the time of evaluation, the loss contingency related to a litigation or regulatory matter is not both probable and estimable, the matter will continue to be monitored for further developments that would make such loss contingency both probable and estimable. Once the loss contingency related to a litigation or regulatory matter is

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
deemed to be both probable and estimable, the Company will establish an accrued liability with respect to such loss contingency and continue to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established.
Information is provided below regarding the nature of all of these contingencies and, where specified, the amount of the claim associated with these loss contingencies. Based on current knowledge, management does not believe that loss contingencies arising from pending matters, including the matters described herein, will have a material adverse effect on the consolidated financial position or liquidity of the Company. However, in light of the inherent uncertainties involved in these matters, and the very large or indeterminate damages sought in some of these matters, an adverse outcome in one or more of these matters could be material to the Company’s results of operations or cash flows for any particular reporting period.
Adelphia Communications Corporation
Adelphia Recovery Trust is the plaintiff in a lawsuit pending in the U.S. District Court for the Southern District of New York, entitled Adelphia Recovery Trust v. Bank of America, N.A., et al. The lawsuit was filed on July 6, 2003 and originally named over 700 defendants, including BAS, and asserted over 50 claims under federal statutes and state common law relating to loans and other services provided to various affiliates of Adelphia Communications Corporation (ACC) and entities owned by members of the founding family of ACC. The plaintiff seeks compensatory damages of approximately $5 billion, plus fees, costs and exemplary damages. The District Court granted in part defendants’ motions to dismiss, which resulted in the dismissal of approximately 650 defendants from the lawsuit. The plaintiff appealed the dismissal decision. The primary claims remaining against BAS include fraud, aiding and abetting fraud, and aiding and abetting breach of fiduciary duty. There are several pending defense motions for summary judgment. On May 26, 2010, the decision of the court dismissing approximately 650 defendants was affirmed by the U.S. Court of Appeals for the Second Circuit. On September 22, 2010, the District Court was advised that an agreement had been reached to resolve all of the claims in the Adelphia Bankruptcy litigation. The settlement is subject to finalization of documentation and filing with the court. The settlement will resolve all claims pending against BAS and Fleet Securities, Inc. and other affiliated entities that are pending before the U. S. District Courts for the Southern and Western Districts of New York and the U. S. Second Circuit Court of Appeals with the exception of one remaining securities litigation pending in the U.S. District Court for the Southern District of New York. The settlement is not material to the Company’s Consolidated Financial Statements.
Auction Rate Securities (ARS) Claims
On May 22, 2008, a putative class action, entitled Bondar v. Bank of America Corporation, was filed in the U.S. District Court for the Northern District of California against BAS and other affiliated entities on behalf of persons who purchased ARS from defendants or for which defendants served as broker-dealers. On February 12, 2009, the Judicial Panel on Multidistrict Litigation consolidated Bondar and all related federal actions into one proceeding in the U.S. District Court for the Northern District of California under the caption In re Bank of America Corp. Auction Rate Securities Marketing Litigation. That proceeding now consists of the Bondar putative class action and an individual action that was transferred to the U.S. District Court for the Northern District of California in November 2009. The individual plaintiff and the class action plaintiffs filed a consolidated complaint on May 4, 2010 that alleges, among other things, that BAS manipulated the market for, and failed to disclose material facts about ARS and seeks to recover unspecified damages for losses in the market value of ARS allegedly caused by the decision of BAS and other broker-dealers to discontinue supporting auctions for ARS. On June 21, 2010, defendants filed a motion to dismiss the consolidated complaint.
Since October 2007, numerous arbitrations and individual lawsuits have been filed against BAS by parties who purchased ARS. Plaintiffs in these cases, which assert substantially the same types of claims, allege that defendants manipulated the market for, and failed to disclose material facts about, ARS. Plaintiffs seek compensatory as well as rescission, and, in some cases, punitive damages, among other relief.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
Countrywide Mortgage-Backed Securities Litigation
On December 23, 2009, the Federal Home Loan Bank of Seattle filed a complaint in the Superior Court of Washington for King County alleging violations of the Securities Act of Washington in connection with various offerings of mortgage-backed securities. The complaint asserts, among other things, misstatements and omissions concerning the credit quality of the mortgage loans underlying the securities and the loan origination practices associated with those loans. The case, entitled Federal Home Loan Bank of Seattle v. Banc of America Securities LLC, et al., was filed against Countrywide Financial Corporation (CFC), CWALT, Inc., BAS, Banc of America Funding Corporation, and the Corporation. The complaint seeks rescission, interest, costs and attorneys’ fees. On June 10, 2010, plaintiff filed an amended complaint in the case.
On March 15, 2010, the Federal Home Loan Bank of San Francisco filed a complaint in the Superior Court of the State of California, County of San Francisco. The case, entitled Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al., was filed against BAS, Banc of America Funding Corp., Banc of America Mortgage Securities, Inc., Countrywide Securities Corporation, CWALT, Inc., CFC and other defendants. The complaint alleges violations of the California Corporate Securities Act, the Securities Act of 1933, the California Civil Code and common law in connection with various offerings of mortgage-backed securities. The complaint asserts, among other things, misstatements and omissions concerning the credit quality of the mortgage loans underlying the securities and the loan origination practices associated with those loans. The complaint seeks unspecified damages and rescission, among other relief. On June 9, 2010, plaintiff filed an amended complaint in the case.
Heilig-Meyers Litigation
In AIG Global Securities Lending Corp., et al. v. Banc of America Securities LLC, filed on December 7, 2001 and formerly pending in the U.S. District Court for the Southern District of New York, the plaintiffs purchased asset-backed securities issued by a trust formed by Heilig-Meyers Co., and allege that BAS, as underwriter, made misrepresentations in connection with the sale of those securities in violation of the federal securities laws and New York common law. The case was tried and a jury rendered a verdict against BAS in favor of the plaintiffs for violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 and for common law fraud. The jury awarded aggregate compensatory damages of $84.9 million plus prejudgment interest totaling approximately $59 million. On May 14, 2009, the District Court denied BAS’ post trial motions to set aside the verdict. BAS subsequently filed an appeal in the U.S. Court of Appeals for the Second Circuit, which was denied on July 20, 2010. On August 3, 2010, BAS filed a petition for reconsideration of the denial of the appeal. On July 20, 2010, the District Court denied the appeal of BAS. A petition for reconsideration was filed on August 3, 2010, which the court denied on October 14, 2010.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
In re Initial Public Offering Securities Litigation
Beginning in 2001, BAS, other underwriters, and various issuers and others, were named as defendants in certain putative class action lawsuits that have been consolidated in the U.S. District Court for the Southern District of New York as In re Initial Public Offering Securities Litigation. Plaintiffs contend that the defendants failed to make certain required disclosures and manipulated prices of securities sold in initial public offerings through, among other things, alleged agreements with institutional investors receiving allocations to purchase additional shares in the aftermarket and seek unspecified damages. On December 5, 2006, the U.S. Court of Appeals for the Second Circuit reversed the District Court’s order certifying the proposed classes. On September 27, 2007, plaintiffs filed a motion to certify modified classes, which defendants opposed. On October 10, 2008, the District Court granted plaintiffs’ request to withdraw without prejudice their class certification motion. The parties agreed to settle the matter, and, on October 5, 2009, the District Court granted final approval of the settlement. The amount of the settlement was fully accrued by the Company as of December 31, 2009. Certain objectors to the settlement filed an appeal of the District Court’s certification of the settlement class to the U.S. Court of Appeals for the Second Circuit. On March 2, 2010, the objectors withdrew their discretionary appeal to certification of the settlement class and filed an appeal of the order by the District Court approving the settlement.
Lehman Brothers Holdings, Inc.
Beginning in September 2008, BAS, along with other underwriters and individuals, were named as defendants in several putative class action complaints filed in the U.S. District Court for the Southern District of New York and state courts in Arkansas, California, New York and Texas. Plaintiffs allege that the underwriter defendants violated Sections 11 and 12 of the Securities Act of 1933 by making false or misleading disclosures in connection with various debt and convertible stock offerings of Lehman Brothers Holdings, Inc. and seek unspecified damages. All cases against the defendants have now been transferred or conditionally transferred to the multi-district litigation captioned In re Lehman Brothers Securities and ERISA Litigation pending in the U.S. District Court for the Southern District of New York. BAS and other defendants moved to dismiss the consolidated amended complaint. BAS, MLPF&S and other defendants’ motion to dismiss the consolidated amended complaint was denied without prejudice on March 17, 2010 when plaintiffs advised the District Court that they would seek to file a third amended complaint. On April 23, 2010, plaintiffs filed the third amended complaint. On June 4, 2010, defendants filed a motion to dismiss the third amended complaint.
Merrill Lynch Acquisition-related Matter — In Re Bank of America Securities Litigation
On June 10, 2009, the Judicial Panel on Multidistrict Litigation issued an order transferring the actions related to the Corporation’s acquisition (the Acquisition) of ML&Co. and subsidiaries (Merrill Lynch) pending in federal courts outside the U.S. District Court for the Southern District of New York for coordinated or consolidated pretrial proceedings with the securities actions, ERISA actions, and derivative actions pending in the U.S. District Court for the Southern District of New York. The securities actions have been separately consolidated and are now pending under the caption In re Bank of America Securities, Derivative, and Employment Retirement Income Security Act (ERISA) Litigation.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
On September 25, 2009, plaintiffs in the securities actions in the In re Bank of America Securities, Derivative and Employment Retirement Income Security Act (ERISA) Litigation filed a consolidated amended class action complaint. The amended complaint is brought on behalf of a purported class, which consists of purchasers of the Corporation’s common and preferred securities between September 15, 2008 and January 21, 2009, holders of the Corporation’s common stock or Series B Preferred Stock as of October 10, 2008 and purchasers of the Corporation’s common stock issued in the offering that occurred on or about October 7, 2008, and names as defendants the Corporation, Merrill Lynch and certain of their current and former directors, officers and affiliates. The amended complaint alleges violations of Sections 10(b), 14(a) and 20(a) of the Securities Exchange Act of 1934, and SEC rules promulgated thereunder, based on, among other things, alleged false statements and omissions related to (i) the financial condition and 2008 fourth quarter losses experienced by the Corporation and Merrill Lynch; (ii) due diligence conducted in connection with the Acquisition; (iii) bonus payments to Merrill Lynch employees; and (iv) the Corporation’s contacts with government officials regarding the Corporation’s consideration of invoking the material adverse change clause in the merger agreement and the possibility of obtaining government assistance in completing the Acquisition. The amended complaint also alleges violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 related to an offering of the Corporation’s common stock announced on or about October 6, 2008, and based on, among other things, alleged false statements and omissions related to bonus payments to Merrill Lynch employees and the benefits and impact of the Acquisition on the Corporation, and names BAS and MLPF&S, among others, as defendants on the Section 11 and 12(a)(2) claims. The amended complaint seeks unspecified damages and other relief. On November 24, 2009, the Corporation, BAS, Merrill Lynch, MLPF&S and the officer and director defendants moved to dismiss the consolidated amended class action complaint.
On August 27, 2010, the court entered an order in In re Bank of America Securities, Derivative and Employment Retirement Income Security Act (ERISA) Litigation. The order granted in part and denied in part defendants’ motions to dismiss the consolidated securities action. All of the securities plaintiffs’ claims brought under the Securities and Exchange Act of 1934 were dismissed other than Section 14(a) claims concerning Merrill Lynch’s 2008 bonus payments and fourth quarter losses; Section 10(b) claims based on Merrill Lynch’s 2008 bonus payments; and Section 20(a) claims for control person liability. All of the securities plaintiffs’ claims brought under the Securities Act of 1933 were dismissed with the exception of the Section 11, 12(a)(2), and 15 claims based on Merrill Lynch’s 2008 bonus payments. The securities plaintiffs have been granted leave to amend their complaint. On September 10, 2010, the Corporation moved for certification, or in the alternative, for reconsideration of three issues in the court’s August 27, 2010 order concerning the securities plaintiffs’ complaint: (i) that the defendants had a duty under Section 14(a) to disclose Merrill Lynch’s 2008 fourth quarter losses, (ii) that the securities plaintiffs adequately pleaded transaction causation for their Section 14(a) claim, and (iii) that covenants in a private merger agreement filed with the Securities and Exchange Commission can be the basis for a misrepresentation claim under the Securities Act of 1933.
On October 8, 2010, the court denied the Corporation’s motion for certification, or in the alternative, for reconsideration. On October 15, 2010, the securities plaintiffs served an amended complaint. In addition to adding claims under Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934 on behalf of holders of certain debt, preferred and option securities, the amendment attempts to re-plead allegations that had been dismissed under the court’s August 27 order concerning Merrill Lynch’s 2008 fourth quarter losses.
Montgomery
On January 19, 2010, a putative class action, entitled Montgomery v. Bank of America, et al., was filed in the U.S. District Court for the Southern District of New York against the Corporation, BAS, MLPF&S and a number of the Corporation’s current and former officers and directors on behalf of all persons who acquired certain preferred stock offered pursuant to a shelf registration statement dated May 5, 2006, specifically two offerings dated January 24, 2008 and another dated May 20, 2008. The Montgomery complaint asserts claims under Sections 11, 12(a)(2), and 15 of the Securities Act of 1933, and alleges that the prospectus supplements associated with the offerings: (i) failed to disclose that the Corporation’s loans, leases, CDOs, and commercial mortgage backed securities were impaired to a greater extent than disclosed; (ii) misrepresented the extent of the impaired assets by failing to establish adequate reserves or properly record losses for its impaired assets; and (iii) misrepresented the adequacy of the Corporation’s internal controls, and the Corporation’s capital base in light of the alleged impairment of its assets.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
Municipal Derivatives Matters
The Antitrust Division of the U.S. Department of Justice (the DOJ), the SEC, and the IRS are investigating possible anticompetitive bidding practices in the municipal derivatives industry involving various parties, including Bank of America, N.A. (BANA) and BAS, dating back to the early 1990s. The activities at issue in these industry-wide government investigations concern the bidding process for municipal derivatives that are offered to states, municipalities and other issuers of tax-exempt bonds. The Corporation has cooperated, and continues to cooperate, with the DOJ, the SEC and the IRS. On January 11, 2007, the Corporation entered into a Corporate Conditional Leniency Letter (the Letter) with the DOJ. Under the Letter and subject to the Corporation’s continuing cooperation, the DOJ will not bring any criminal antitrust prosecution against the Corporation in connection with the matters that the Corporation reported to the DOJ. Subject to satisfying the DOJ and the court presiding over any civil litigation of the Corporation’s cooperation, the Corporation is eligible for (i) a limit on liability to single, rather than treble, damages in certain types of related civil antitrust actions, and (ii) relief from joint and several antitrust liability with other civil defendants.
On February 4, 2008, BANA and BAS received a Wells notice advising that the SEC staff is considering recommending that the SEC bring a civil injunctive action and/or an administrative proceeding against BANA and BAS “in connection with the bidding of various financial instruments associated with municipal securities.” An SEC action or proceeding could seek a permanent injunction, disgorgement plus prejudgment interest, civil penalties and other remedial relief. Merrill Lynch is also being investigated by the SEC and the DOJ concerning bidding practices in the municipal derivatives industry.
Parmalat Finanziaria S.p.A.
On December 24, 2003, Parmalat Finanziaria S.p.A. (Parmalat) was admitted into insolvency proceedings in Italy, known as “extraordinary administration.” The Corporation, through certain of its subsidiaries, including BANA, provided financial services and extended credit to Parmalat and its related entities.
Litigation and investigations relating to Parmalat are pending in both Italy and the United States.
Proceedings in the United States
All cases listed herein have been transferred to the U.S. District Court for the Southern District of New York for coordinated pre-trial purposes under the caption In re Parmalat Securities Litigation.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
Since December 2003, certain purchasers of Parmalat-related private placement offerings have filed complaints against the Corporation and various related entities, including BAS, in the following actions: Principal Global Investors, LLC, et al. v. Bank of America Corporation, et al. in the U.S. District Court for the Southern District of Iowa; Monumental Life Insurance Company, et al. v. Bank of America Corporation, et al. in the U.S. District Court for the Northern District of Iowa; Prudential Insurance Company of America and Hartford Life Insurance Company v. Bank of America Corporation, et al. in the U.S. District Court for the Northern District of Illinois; Allstate Life Insurance Company v. Bank of America Corporation, et al. in the U.S. District Court for the Northern District of Illinois; Hartford Life Insurance v. Bank of America Corporation, et al. in the U.S. District Court for the Southern District of New York; and John Hancock Life Insurance Company, et al. v. Bank of America Corporation et al. in the U.S. District Court for the District of Massachusetts. The actions variously allege violations of federal and state securities laws and state common law, and seek rescission and unspecified damages based upon the Corporation’s, BAS’ and related entities’ alleged roles in certain private placement offerings issued by Parmalat-related companies. The relief sought includes rescission and unspecified damages resulting from alleged purchases of approximately $305 million in private placement instruments.
As a result of an agreement among the parties to settle the matter on March 11, 2010, the U.S. District Court for the Southern District of New York signed a stipulation of voluntary dismissal in Hartford Life Insurance v. Bank of America Corporation, et al. dismissing the case. The amount of the settlement was fully accrued by the Company as of June 30, 2010. Further to the agreement, on March 22, 2010, the U.S. District Court for the Southern District of New York signed a stipulation of voluntary dismissal in Prudential Life Insurance Company of America and Hartford Life Insurance Company v. Bank of America Corporation, et al. dismissing Hartford’s claims from the case.
The Corporation, BAS and various related entities reached agreements to settle the following Parmalat private placement related cases: (1) Principal Global Investors, LLC, et al. v. Bank of America Corporation, et al. in the U.S. District Court for the Southern District of Iowa; (2) Monumental Life Insurance Company, et al. v. Bank of America Corporation, et al. in the U.S. District Court for the Northern District of Iowa; (3) Prudential Insurance Company of America and Hartford Life Insurance Company v. Bank of America Corporation, et al. in the U.S. District Court for the Northern District of Illinois (as previously disclosed, Hartford’s claims in this case had already been dismissed); (4) John Hancock Life Insurance Company, et al. v. Bank of America Corporation et al. in the U.S. District Court for the District of Massachusetts; and (5) Allstate Life Insurance Company v. Bank of America Corporation, et al. in the U.S. District Court for the Northern District of Illinois. To date, the U.S. District Court for the Southern District of New York, which is handling all of these cases for pre-trial purposes, has signed stipulations of voluntary dismissal in Principal Global Investors, LLC, et al. v. Bank of America Corporation, et al., Monumental Life Insurance Company, et al. v. Bank of America Corporation, et al., and John Hancock Life Insurance Company, et al. v. Bank of America Corporation et al. The amounts of these settlements were fully accrued by the Company as of June 30, 2010. As a result of an agreement among the parties to settle the matter on August 25, 2010, the U.S. District Court for the Southern District of New York so ordered a stipulation of voluntary dismissal in Allstate Life Insurance Company v. Bank of America Corporation, et al.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Unaudited Consolidated Financial Statements (Continued)
On November 23, 2005, the Official Liquidators of Food Holdings Limited and Dairy Holdings Limited, two entities in liquidation proceedings in the Cayman Islands, filed a complaint, entitled Food Holdings Ltd, et al. v. Bank of America Corp., et al. (the Food Holdings Action), in the U.S. District Court for the Southern District of New York against the Corporation and several related entities, including BAS as private placement agent. The complaint in the Food Holdings Action alleges that the Corporation and other defendants conspired with Parmalat in carrying out transactions involving the plaintiffs in connection with the funding of Parmalat’s Brazilian entities, and asserts claims for fraud, negligent misrepresentation, breach of fiduciary duty and other related claims. The complaint seeks in excess of $400 million in compensatory damages and interest, among other relief. A bench trial was held the week of September 14, 2009. On February 17, 2010, the District Court issued an opinion and order dismissing all of the claims. On March 18, 2010, the Food Holdings Limited plaintiffs filed a notice of appeal from the opinion and order dismissing their claims to the U.S. Court of Appeals for the Second Circuit. On April 1, 2010, the Corporation filed a cross-appeal as to certain rulings.
Tribune PHONES Litigation
On March 5, 2010, an adversary proceeding, entitled Wilmington Trust Company v. JP Morgan Chase Bank, N.A., et al., was filed in the U.S. Bankruptcy Court for the District of Delaware. This adversary proceeding, in which BANA, BAS, MLPF&S and Merrill Lynch Capital Corporation, among others, were named as defendants, relates to the pending Chapter 11 cases in In re Tribune Company, et al. The plaintiff in the adversary proceeding, Wilmington Trust Company (Wilmington Trust), is the indenture trustee for approximately $1.2 billion of Exchangeable Subordinated Debentures (the PHONES) issued by Tribune Company (Tribune). In its complaint, Wilmington Trust challenges certain financing transactions entered into among the defendants and Tribune and certain of its operating subsidiaries under certain credit agreements dated May 17, 2007 and December 20, 2007 (collectively, the Credit Agreements). The complaint alleges that the defendants were only willing to enter into the Credit Agreements if they could subordinate the PHONES to Tribune’s indebtedness under the Credit Agreements. Wilmington Trust seeks to: (i) equitably subordinate the defendants’ claims under the Credit Agreements to the PHONES; (ii) transfer any liens securing defendants’ claims under the Credit Agreements to Tribune’s bankruptcy estate; and (iii) disallow all claims of the defendants against the Tribune debtors until the PHONES are paid in full.
The complaint also asserts a claim for breach of fiduciary duty against Citibank, N.A. (Citibank), as former indenture trustee for the PHONES, in an unspecified amount. For allegedly aiding and abetting Citibank’s alleged breach of fiduciary duty, Wilmington Trust seeks damages in an unspecified amount from each of the defendants, equitable subordination of the defendants’ bankruptcy claims and the imposition of a constructive trust over the defendants’ legal interests in Tribune and its subsidiaries.
On March 18, 2010, the Tribune debtors filed a motion, which the Bankruptcy Court heard on April 13, 2010, seeking a determination that Wilmington Trust has violated the automatic stay by filing the complaint and to halt all further proceedings regarding the complaint. On April 19, 2010, the Bankruptcy Court ruled that the defendants are not required to answer the complaint pending further order of the court. The Bankruptcy Court also ruled that the examiner appointed in the pending Tribune chapter 11 cases should investigate and report on whether the plaintiff, Wilmington Trust, violated the automatic stay in filing the complaint, among other things.

Report of Independent Auditors
To the Shareholder of
Banc of America Securities Holdings Corporation
(a subsidiary of Bank of America Corporation):
In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholder’s equity and of cash flows present fairly, in all material respects, the financial position of Banc of America Securities Holdings Corporation and its subsidiaries at December 31, 2009 and December 31, 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
October 27, 2010
New York, New York

Banc of America Securities Holdings Corporation and Subsidiaries
Consolidated Statements of Financial Condition

(in millions, except per share amounts)	Dec. 31, 2009	Dec. 31, 2008

Assets
Cash and cash equivalents	$143	$411
Cash and securities segregated under federal regulations	691	2,235
Securities purchased under agreements to resell (includes $11,722 and $0 measured at fair value)	85,326	95,858
Securities borrowed and securities received as collateral	42,902	40,344
Securities owned, at fair value (includes $11,141 and $16,590 pledged as collateral)	54,348	58,087
Receivable from brokers, dealers and others	7,324	6,024
Receivable from customers	2,744	2,417
Accrued interest receivable	580	802
Investment banking fees receivable	127	92
Goodwill	985	985
Other assets	175	423

Total assets	$195,345	$207,678

Liabilities and Stockholder’s Equity
Short-term borrowings	$16,405	$10,602
Securities sold under agreements to repurchase (includes $392 and $0 measured at fair value)	133,385	150,570
Securities loaned and obligation to return securities received as collateral	6,633	10,703
Securities sold, not yet purchased, at fair value	20,039	17,101
Payable to brokers, dealers and others	5,100	5,135
Payable to customers	1,431	3,094
Accrued interest payable	312	522
Accrued expenses, compensation and other liabilities	2,793	746

	186,098	198,473

Commitments and contingencies (Notes 10 and 11)	—	—

Liabilities subordinated to claims of general creditors	3,728	5,528

Stockholder’s equity:

Common stock (par value $0.01 per share; authorized: 1,000,000 shares; issued and outstanding: 1,000 shares)	—	—
Additional paid-in capital	2,120	2,182
Retained earnings	3,399	1,495

Total stockholder’s equity	5,519	3,677

Total liabilities and stockholder’s equity	$195,345	$207,678

The accompanying notes are an integral part of these consolidated financial statements.

Banc of America Securities Holdings Corporation and Subsidiaries
Consolidated Statements of Operations

(in millions) For the year ended December 31,	2009	2008	2007

Revenues
Interest income	$4,121	$8,952	$13,357
Investment banking fees	1,985	1,512	1,437
Commissions	31	587	769
Principal transactions, net	1,329	(3,501)	(1,133)
Other income	114	514	66

Total revenues	7,580	8,064	14,496
Interest expense	1,361	6,384	12,866

Total revenues net of interest expense	6,219	1,680	1,630

Expenses
Employee compensation and benefits	1,271	959	1,586
Clearing, brokerage fees and data processing	349	593	626
Occupancy and equipment	126	142	99
Communications	72	93	96
Professional fees	84	78	93
Settlements and reserves	119	90	24
Other operating expenses	107	222	281

Total expenses excluding interest	2,128	2,177	2,805

Income (loss) from continuing operations before income taxes	4,091	(497)	(1,175)
Income tax expense (benefit)	1,487	(171)	(459)

Net income (loss) from continuing operations	$2,604	$(326)	$(716)

Discontinued operations:
Net income from discontinued operations, net of income tax expense of $60 and $27 (Note 16)	—	107	51

Net income (loss)	$2,604	$(219)	$(665)

The accompanying notes are an integral part of these consolidated financial statements.

Banc of America Securities Holdings Corporation and Subsidiaries
Consolidated Statements of Changes in Stockholder’s Equity

		Additional		Total
	Common	Paid-in	Retained	Stockholder’s
(in millions)	Shares	Capital	Earnings	Equity
Beginning balance at January 1, 2007	$—	$1,371	$2,379	$3,750
Net loss	—	—	(665)	(665)
Excess tax benefits of stock-based compensation	—	26	—	26

Ending balance at December 31, 2007	$—	$1,397	$1,714	$3,111

Beginning balance at January 1, 2008	$—	$1,397	$1,714	$3,111
Net loss	—	—	(219)	(219)
Excess tax impact of stock-based compensation	—	(6)	—	(6)
Capital contributions	—	791	—	791

Ending balance at December 31, 2008	$—	$2,182	$1,495	$3,677

Beginning balance at January 1, 2009	$—	$2,182	$1,495	$3,677
Net income	—	—	2,604	2,604
Excess tax impact of stock-based compensation	—	(62)	—	(62)
Dividend paid	—	—	(700)	(700)

Ending balance at December 31, 2009	$—	$2,120	$3,399	$5,519

The accompanying notes are an integral part of these consolidated financial statements.

Banc of America Securities Holdings Corporation and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended	Year Ended	Year Ended
(in millions)	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2007

Cash Flows from Operating Activities:
Net income (loss)	$2,604	$(219)	$(665)
Gain on sale of discontinued operations	—	(132)	—
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	5	36	54
Deferred tax (benefit) expense	(177)	71	101
Decrease (increase) in operating assets and liabilities:
Cash and securities segregated under federal regulations	1,544	3,416	99
Securities purchased under agreements to resell	10,532	(4,884)	(11,482)
Securities borrowed and securities received as collateral	(2,545)	41,918	2,253
Securities owned, at fair value	3,739	16,721	(5,760)
Receivable from brokers, dealers and others	(1,300)	(2,006)	(816)
Receivable from customers	(326)	5,263	(2,273)
Accrued interest receivable	222	695	294
Investment banking fees receivable	(35)	17	(43)
Other assets	243	(283)	(394)
Securities sold under agreements to repurchase	(17,185)	10,934	3,152
Securities loaned and obligation to return securities received as collateral	(4,083)	(26,148)	5,730
Securities sold, not yet purchased, at fair value	2,938	(10,933)	(3,278)
Payable to brokers, dealers and others	(35)	(1,021)	2,624
Payable to customers	(1,664)	(21,977)	3,561
Accrued interest payable	(210)	(542)	(59)
Accrued expenses, compensation and other liabilities	2,225	(458)	(578)

Net cash (used in) provided by operating activities	(3,508)	10,468	(7,480)

Cash Flows from Investing Activities:
Fixed assets, net	(1)	4	(3)
Sale of equity prime brokerage business, net cash received	—	690	—
Direct Access Financial Corporation, additional purchase payment	—	—	(13)

Cash (used in) provided by investing activities	(1)	694	(16)

Cash Flows from Financing Activities:
Increase (decrease) in short-term borrowings	5,803	(9,621)	6,217
Issuance of subordinated notes	—	1,150	2,100
Repayment of subordinated notes	(1,800)	(3,430)	(700)
Excess tax impact of stock-based compensation	(62)	(6)	26
Dividend paid	(700)	—	—
Capital contribution	—	680	—

Net cash provided by (used in) financing activities	3,241	(11,227)	7,643

Net (decrease) increase in cash and cash equivalents	(268)	(65)	147
Beginning cash and cash equivalents at January 1	411	476	329

Ending cash and cash equivalents at December 31	$143	$411	$476

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$1,572	$7,719	$15,388
Cash (refunded) for income taxes	$(285)	$(300)	$(50)
Non-cash capital contribution	$—	$111	$—
The accompanying notes are an integral part of these consolidated financial statements.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements
1. Organization
Banc of America Securities Holdings Corporation (BASH), and together with its subsidiaries (the Company) is 100% owned by NB Holdings Corporation. NB Holdings Corporation is wholly owned by Bank of America Corporation (the Corporation).
BASH owns 100% of Banc of America Securities LLC (BAS), a Delaware limited liability company and a registered broker-dealer with the Securities and Exchange Commission (SEC). BAS is a member of the Financial Industry Regulatory Authority (FINRA) and various exchanges and clearing corporations. BAS is not a bank. Securities sold by BAS are not bank deposits and, accordingly, are not insured by the Federal Deposit Insurance Corporation. As of the date of these financial statements, the Company has no other business operations apart from those engaged in by its wholly-owned subsidiary BAS.
BAS is a primary dealer in U.S. Government securities and underwrites and deals in U.S. Government agency obligations, corporate debt securities, state securities, mortgage and other asset-backed securities, money market instruments and other financial instruments including collateralized debt obligations and collateralized mortgage obligations. BAS offers various investment banking and financial advisory services in connection with public offerings, mergers and acquisitions, restructurings, private placements, loan syndications, loan trading, derivative product arrangements, project financings, and futures and options on futures. BAS provides these services to corporate clients, institutional investors and individuals. Certain products and services may be provided through affiliates.
Prior to March 23, 2010, BAS was a registered investment advisor with the SEC. Prior to July 1, 2010, BAS was registered as a futures commission merchant with the Commodity Futures Trading Commission (CFTC) and was a member of the National Futures Association (NFA). BAS’s registered investment advisor and futures commission merchant registrations were withdrawn in 2010 pursuant to the realignment of certain business following the Merrill Lynch & Co., Inc. (ML&Co) acquisition by the Corporation as further described below.
From June 14, 2002 to March 17, 2008, the Company owned 100% of Core Bond Products LLC (“Core Bond”). Core Bond was set up to act as a depositor and registrant of a repackaging trust (securitization); however it was dissolved on March 17, 2008 since it had no activity.
From April 22, 2003 to April 5, 2010, the Company owned 100% of Bond Products Distributor LLC (“Bond Products”). Bond Products was set up to act as a depositor and registrant of a repackaging trust (securitization); however it was dissolved on April 5, 2010 since it had no activity.
On January 1, 2009, the Corporation acquired ML&Co through its merger with a subsidiary of the Corporation in exchange for common and preferred stock with a value of $29.1 billion. Following this acquisition the Corporation decided to realign certain businesses between Merrill Lynch Pierce, Fenner and Smith, Incorporated (MLPF&S), a subsidiary broker-dealer of ML&Co, and BAS. During the first half of 2009, BAS transitioned the majority of its equity related trading inventory as the equity related products and services are now offered by MLPF&S. In addition, in 2009 BAS began using MLPF&S for the process of clearing futures and option contracts. ML&Co’s fixed income bond business was also realigned to BAS. As a result of these realignments, in 2009, BAS established service agreements with MLPF&S and its parent, ML&Co. On November 1, 2010, in connection with the merger of BAS’ operations with MLPF&S, the Company was merged into ML&Co and BAS was merged into MLPF&S.
On July 1, 2008, the Corporation purchased Countrywide Financial Corporation in an all-stock transaction. The merger did not have a material impact on the operations of the Company. On September 30, 2008, the Corporation sold its equity prime brokerage business to BNP Paribas, including the equity prime brokerage business that had been operated under BAS. The premium on the sale was approximately $300 million.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
During 2008, the Company received two separate capital contributions totaling $790 million from NB Holdings Corporation.
On June 17, 2009, the Company made a $700 million dividend payment to NB Holdings Corporation.
The consolidated financial statements include the accounts of BAS and are presented in accordance with U.S. Generally Accepted Accounting Principles. Intercompany balances have been eliminated.
Regulatory Initiatives
In order to improve the ability of primary dealers to provide financing to participants in the securitization markets in exchange for any tri-party-eligible collateral, the Federal Reserve established the Primary Dealer Credit Facility (PDCF) in 2008. Through the PDCF, primary dealers are able to obtain discount window loans that settle on the same business day and mature on the following business day. The rate charged is the same as the primary credit rate at the Federal Reserve Bank of New York. In addition, primary dealers are subject to a frequency-based fee after they exceed 45 days of use. The frequency-based fee is based on an escalating scale, which is communicated to the primary dealers in advance. The PDCF expired February 1, 2010.
In 2008, the Federal Reserve also established the Term Securities Lending Facility (TSLF), to promote liquidity in U.S. Treasury and other collateral markets and further assist the functioning of financial markets. The Open Market Trading Desk of the Federal Reserve Bank of New York auctions U.S. Treasury securities held by the System Open Market Account for loan over a one-month term against other program-eligible general collateral (i.e. investment grade corporate securities, municipal securities, mortgage-backed securities and asset backed securities). Loans are awarded to primary dealers based on competitive bidding, subject to a minimum fee requirement.
The Company utilized the PDCF and TSLF facilities in 2008 and during the second quarter of 2009.
2. Summary of Significant Accounting Policies
The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are based on judgment and available information and, consequently, actual results could be materially different from these estimates. Significant estimates made by management are discussed in these footnotes, as applicable.
On July 1, 2009, the Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 105, “Generally Accepted Accounting Principles”, (ASC 105), which approved the FASB Accounting Standards Codification (the Codification) as the single source of authoritative nongovernmental GAAP. The Codification is effective for interim or annual periods ending after September 15, 2009. All existing accounting standards have been superseded and all other accounting literature not included in the Codification will be considered nonauthoritative. The adoption of ASC 105 did not impact the Company’s consolidated financial condition or consolidated results of operations. All accounting references within the consolidated financial statements are in accordance with the new Codification.
Cash and cash equivalents — The Company defines cash equivalents as short-term, highly liquid securities, and interest-earning deposits with maturities, when purchased, of 90 days or less, that are not used for trading purposes. The amounts recognized for cash and cash equivalents in the Consolidated Statements of Financial Condition approximate fair value due to their short-term nature.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
Financial instruments are either carried at estimated fair value or are short-term or replaceable on demand and thus have carrying amounts that approximate fair value.
Securities purchased under agreements to resell (resale agreements) and securities sold under agreements to repurchase (repurchase agreements) are treated as collateralized financing transactions and are recorded at their contractual amounts plus accrued interest or at fair value in accordance with the fair value option election in ASC 825-10-25, “Financial Instruments - Recognition”. Resale and repurchase agreements recorded at fair value are generally valued based on pricing models that use inputs with observable levels of price transparency. Resale and repurchase agreements recorded at their contractual amounts plus accrued interest approximate fair value, as the fair value of these items is not materially sensitive to shifts in market interest rates because of the short-term nature of these instruments or to credit risk because the resale and repurchase agreements are collateralized pursuant to the terms of the agreements.
Repurchase and resale agreements having the same counterparty and the same maturity date, executed under master netting agreements and having common clearing facilities, are presented in the Consolidated Statements of Financial Condition on a net basis. Interest income and expense are recorded on an accrual basis. It is the Company’s policy to obtain the use of securities relating to resale agreements and to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned under resale agreements. Collateral for resale agreements and repurchase agreements is valued daily, and the Company may require counterparties to deposit additional collateral or return collateral pledged when appropriate.
In repurchase transactions, typically, the termination date for a repurchase agreement is before the maturity date of the underlying security. However, in certain situations, the Company may enter into repurchase agreements where the termination date of the repurchase transaction is the same as the maturity date of the underlying security and these transactions are referred to as “repo-to-maturity” (RTM) transactions. The Company enters into RTM transactions only for high quality, very liquid securities such as U.S. Treasury securities or securities issued by government-sponsored entities. The Company accounts for RTM transactions as sales in accordance with GAAP, and accordingly, de-recognizes the securities from the balance sheet and recognizes a gain or loss in the Consolidated Statements of Operations. At December 31, 2009, the Company had $6.541 million outstanding RTM transactions that had been accounted for as sales and $14,560 million at December 31, 2008.
Securities borrowed, securities received as collateral, securities loaned, and obligation to return securities received as collateral for cash collateral are reported as collateralized financings and included in the Consolidated Statements of Financial Condition at the amount of cash advanced in connection with the transactions. The carrying value of these instruments approximates fair value as these items are not materially sensitive to shifts in market interest rates because of their short-term nature and/or their variable interest rates. The Company measures the market value of the securities borrowed and loaned against the collateral on a daily basis and additional collateral is obtained or excess is returned to ensure that such transactions are appropriately collateralized. Interest income and interest expense are recorded on an accrual basis.
In non-cash loan versus pledge securities transactions, the Company records the fair value of collateral received as both an asset and as a liability, recognizing the obligation to return the collateral.
Securities owned and securities sold, not yet purchased are valued at estimated fair value with the resulting net gains or losses on principal transactions reflected in earnings. Net unrealized gains or losses on open contractual commitments, including when-issued and to-be-announced (TBA) securities, are also reflected in earnings based on estimated fair value. Quoted market prices are generally used as a basis to determine the estimated fair values of trading instruments. If quoted prices are not available, fair values are estimated on the basis of dealer quotes, pricing models, discounted cash flow methodologies or similar techniques, or quoted market prices for instruments with similar characteristics. Securities transactions of the Company in regular way trades are recorded on a trade date basis. Amounts receivable and payable for regular way securities transactions that have not yet reached settlement are recorded net in the Consolidated Statements of Financial Condition.
Financial futures, options and other derivative contracts are valued at estimated fair value with the resulting net gains and losses on principal transactions reflected in earnings. Valuations for exchange traded derivative assets and liabilities are obtained from quoted market prices or observed transactions. Valuations for derivative assets and liabilities not traded on an exchange (over-the-counter) are obtained using

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
mathematical models that require inputs of rates and prices to generate continuous yield or pricing curves used to value the position. The estimated fair value requires significant management judgment where these inputs to the models are not observable in the markets. The estimated fair values of these contracts are included in Securities owned and Securities sold, not yet purchased in the Consolidated Statements of Financial Condition.
Customer securities transactions are recorded on a settlement date basis with related commission income and expenses recorded on a trade date basis. Customer securities transacted on a margin basis are collateralized by cash or securities. The Company monitors the market value of collateral held and the market value of securities receivable from others. It is the Company’s policy to request and obtain additional collateral when appropriate.
Non-customer securities transactions are recorded on a settlement date basis with related commission income and expenses recorded on a trade date basis. Non-customer securities transactions include transactions executed for the proprietary accounts of introducing brokers and transactions executed for affiliated entities, which have signed non-conforming subordination agreements with the Company. Receivables from and payables to non-customers are included in Receivable from and Payable to brokers, dealers and others in the Consolidated Statements of Financial Condition. Due to their short-term nature, the amounts recognized for brokers and dealers receivables and payables approximate fair value.
Investment banking fees include underwriting revenue, merger and acquisition, private placement, advisory, loan syndication and derivative product arrangement fees. Underwriting revenue is reflected net of syndicate expenses and arises from securities offerings in which the Company acts as an underwriter and is recorded at the time the underwriting is complete and the income reasonably determinable. Merger and acquisition, private placement, advisory, loan syndication and derivative product arrangement fees are recorded when the contracted services are complete.
Goodwill primarily includes the excess of purchase price over the fair value of the net assets of Montgomery Securities, which the Company acquired on October 1, 1997. In accordance with ASC 350, “Intangibles — Goodwill and Other”, goodwill is no longer amortized but is subject to an annual impairment test. The impairment test is performed in two phases. The first phase compares the fair value of the reporting unit (i.e. the Company) to its carrying amount including goodwill. If the carrying amount exceeds fair value then an additional process compares the implied fair value of the goodwill, as defined by ASC 350, with the carrying value of the goodwill. An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value. The recoverability of goodwill is also evaluated if events or circumstances indicate a possible impairment. The Company has not recorded any impairment to date, but there can be no assurance that future goodwill impairment tests will not result in a charge to earnings.
Depreciation of equipment is provided on a straight-line basis using estimated useful lives of 3 to 10 years. Leasehold improvements are amortized over the lesser of the useful life of the improvement or the lease life.
Income taxes — The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”, resulting in two components of income tax expense: current and deferred. Current income tax expense approximates taxes to be paid or refunded for the current period. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. These gross deferred tax assets and liabilities represent decreases or increases in taxes expected to be paid in the future because of future reversals of temporary differences in the bases of assets and liabilities as measured by tax laws and their bases as reported in the financial statements. Deferred tax assets are also recognized for tax attributes such as net operating loss carryforwards and tax credit carryforwards. Valuation allowances are then recorded to reduce deferred tax assets to the amounts management concludes are more-likely-than-not to be realized.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
Under ASC 740, income tax benefits are recognized and measured based upon a two-step model: 1) a tax position must be more-likely-than-not to be sustained based solely on its technical merits in order to be recognized, and 2) the benefit is measured as the largest dollar amount of that position that is more-likely-than-not to be sustained upon settlement. The difference between the benefit recognized for a position in accordance with this ASC 740 model and the tax benefit claimed on a tax return is referred to as an unrecognized tax benefit (UTB). The Company accrues income-tax-related interest and penalties (if applicable) within income tax expense. The Company’s policy is to recognize any U.S. federal and certain U.S. state and foreign UTBs within the Company’s Consolidated Statements of Financial Condition. In certain other U.S. state jurisdictions, the Company’s operating results are included in the income tax returns of the Corporation or other subsidiaries of the Corporation (state combined returns). Pursuant to the Corporation’s policy, the initial recognition, and any subsequent change of a UTB related to a state combined return, will not be reflected in the Company’s Consolidated Statements of Financial Condition. Upon the Corporation’s resolution of a UTB related to a state combined return with the taxing authorities, any potential impact deemed to be attributable to the Company will be reflected in the Consolidated Statements of Financial Condition of the Company.
The Company’s operating results are included in the consolidated federal income tax return and various state income tax returns of the Corporation or subsidiaries of the Corporation. The method of allocating income tax expense is determined under a tax allocation policy between the Company and the Corporation. This allocation policy specifies that income tax expense will be computed for all subsidiaries on a separate company method, taking into account income tax planning strategies and the tax position of the consolidated group. Under this policy, tax benefits associated with net operating losses (or other tax attributes) of the Company are payable to the Company upon the earlier of the utilization in the filing of the Corporation’s consolidated returns or the utilization in the Company’s pro forma returns. To determine whether a valuation allowance is required against the Company’s net deferred tax assets, the Company considers whether the net deferred tax assets will ultimately be utilized in the filing of the Corporation’s consolidated income tax return.
Translation of Foreign Currencies — Assets and liabilities denominated in foreign currencies are translated at period-end rates of exchange, while the income statement accounts are translated at the exchange rate on the transaction date. Gains and losses resulting from foreign currency transactions are included in net income.
Recently issued accounting pronouncements — On June 12, 2009, the FASB issued two new accounting standards: SFAS No. 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140” (SFAS 166) and SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (SFAS 167), which amended FASB ASC 860-10, “Transfers and Servicing”, and FASB ASC 810-10, “Consolidation of Variable Interest Entities”. These statements were effective on January 1, 2010. SFAS 166 revises existing sale accounting criteria for transfers of financial assets. Among other things, SFAS 166 eliminates the concept of a QSPE. As a result, existing QSPEs generally will be subject to consolidation in accordance with the guidance provided in SFAS 167.
SFAS 167 significantly changes the criteria by which an enterprise determines whether it must consolidate a variable interest entity (VIE). A VIE is an entity, typically an SPE, which has insufficient equity at risk or which is not controlled through voting rights held by equity investors. Currently, a VIE is consolidated by the enterprise that will absorb a majority of the expected losses or expected residual returns created by the assets of the VIE. SFAS 167 requires that a VIE be consolidated by the enterprise that has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. SFAS 167 also requires that an enterprise continually reassess, based on current facts and circumstances, whether it should consolidate the VIEs with which it is involved. As of June 30, 2010, the assets and liabilities related to the consolidated VIEs were $120 million. All of the consolidated VIEs relate to transactions entered into after the adoption of the new guidance.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
On January 1, 2010, the Company adopted new FASB accounting guidance that requires disclosure of gross transfers into and out of Level 3 of the fair value hierachy and adds a requirement to disclose significant transfers between Level 1 and Level 2 of the fair value hierachy. The new accounting guidance also clarifies existing disclosure requirements regarding the level of disaggregation of fair value measurements and inputs, and valuation techniques. The enhanced disclosures required under this new guidance are included in Note 3 — Fair Value Disclosures.
In May 2009, the FASB issued ASC 855, “Subsequent Events”, which provides general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In addition, ASC 855 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The adoption of ASC 855, effective June 30, 2009, did not impact the Company’s consolidated financial condition or results of operations. The Company evaluated subsequent events through October 27, 2010, which is the date the consolidated financial statements were available to be issued.
In April 2009, the FASB issued FASB Staff Position (FSP) No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”, which amends FASB ASC 820-10, “Fair Value Measurements and Disclosures”. This amendment provides guidance for determining whether a market is inactive and a transaction is distressed in order to apply the existing fair value measurement guidance, and acknowledges that in these circumstances quoted prices may not be determinative of fair value. Additionally, this amendment requires enhanced disclosures regarding financial assets and liabilities that are recorded at fair value. The amendment was effective for interim and annual reporting periods ending after June 15, 2009. The early adoption at January 1, 2009 did not have a material impact on the Company’s consolidated financial condition or results of operations.
3. Fair Value Disclosures
ASC 820, “Fair Value Measurements and Disclosures”, defines fair value as the price that would be received to sell an asset or transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company determines the fair values of its financial instruments based on the fair value hierarchy established in ASC 820 which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value. The Company carries trading account assets and liabilities at fair value. The Company has also elected to carry certain resale and repurchase agreements at fair value in accordance with the fair value option election. The fair value option election allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities on a contract-by-contract basis.
Fair Value Measurement
Financial instruments are considered Level 1 when valuation can be based on quoted prices in active markets for identical assets or liabilities. Level 2 financial instruments are valued using quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or models using inputs that are observable or can be corroborated by observable market data of substantially the full term of the assets or liabilities. Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques, and at least one significant model assumption or input is unobservable and when determination of the fair value requires significant management judgment or estimation.
The Company also uses market indices for direct inputs to certain models, where the cash settlement is directly linked to appreciation or depreciation of that particular index (primarily in the context of structured credit products). In those cases, no material adjustments are made off of the index-based values. In other cases, market indices are also used as inputs to valuation, but are adjusted for trade specific factors such as rating, credit quality, vintage and other factors.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
Assets and liabilities measured at fair value at December 31, 2009 on a recurring basis are summarized below:

	Fair Value Measurements Using			Netting	Assets/Liabilities
(in millions)	Level 1	Level 2	Level 3	Adjustments (1)	at Fair Value

Assets
Securities purchased under agreements to resell	$—	$11,722	$—	$—	$11,722
Securities owned
U.S. Government and agency obligations	5,673	25,548	—	—	31,221
Corporate obligations, including asset-backed securities	—	17,617	1,279	—	18,896
Commercial paper, bankers’ acceptances and certificates of deposit	—	2,931	4	—	2,935
Equities	18	386	54	—	458
State and municipal obligations	—	395	19	—	414
Other securities and derivatives	8	2,287	—	(1,871)	424

Total Securities owned	5,699	49,164	1,356	(1,871)	54,348

Total assets	$5,699	$60,886	$1,356	$(1,871)	$66,070

Liabilities
Securities sold under agreements to repurchase	$—	$392	$—	$—	$392
Securities sold, not yet purchased
U.S. Government and agency obligations	11,074	4,496	—	—	15,570
Corporate obligations, including asset-backed securities	7	4,097	10	—	4,114
Equities	—	37	—	—	37
Other securities and derivatives	5	2,184	—	(1,871)	318

Total Securities sold, not yet purchased	11,086	10,814	10	(1,871)	20,039

Total liabilities	$11,086	$11,206	$10	$(1,871)	$20,431

(1)	Amounts represent the impact of legally enforceable master netting agreements that allow the Company to settle positive and negative positions and also cash collateral held or placed with the same counterparties.
Assets and liabilities measured at fair value at December 31, 2008 on a recurring basis are summarized below:

	Fair Value Measurements Using			Netting	Assets/Liabilities
(in millions)	Level 1	Level 2	Level 3	Adjustments (1)	at Fair Value

Assets
Securities segregated (2)	$—	$293	$—	$—	$293
Securities owned	15,970	45,659	2,076	(5,618)	58,087

Total assets	$15,970	$45,952	$2,076	$(5,618)	$58,380

Liabilities
Securities sold, not yet purchased	$11,102	$11,617	$—	$(5,618)	$17,101

Total liabilities	$11,102	$11,617	$—	$(5,618)	$17,101

(1)	Amounts represent the impact of legally enforceable master netting agreements that allow the Company to settle positive and negative positions and also cash collateral held or placed with the same counterparties.
(2)	Securities segregated presented in this disclosure are included in Cash and securities segregated under federal regulations on the Statement of Financial Condition.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
The following table presents reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during 2009, 2008 and 2007.
Level 3 — Fair Value Measurements

	2009
		Securities Sold,
	Securities	Not Yet
(in millions)	Owned	Purchased
Beginning balance at January 1, 2009	$2,076	$—
Total gains and losses included in revenues
Corporate obligations, including asset-backed securities	116	1
Equities	(87)	—
Purchases, issuances, and settlements-net
Corporate obligations, including asset-backed securities	(906)	(5)
Equities	28	—
Transfers in and/or out of Level 3
Corporate obligations, including asset-backed securities	407	14
Equities	(278)	—

Ending Balance at December 31, 2009	$1,356	$10

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
Level 3 — Fair Value Measurements

2008
Securities
(in millions)	Owned
Beginning balance at January 1, 2008	$1,752
Total gains and losses included in revenues	(870)
Purchases, issuances, and settlements-net	(1,014)
Transfers in and/or out of Level 3	2,208

Ending Balance at December 31, 2008	$2,076

Level 3 — Fair Value Measurements

2007
Securities
(in millions)	Owned
Beginning balance at January 1, 2007	$22
Total gains and losses included in revenues	(624)
Purchases, issuances, and settlements-net	915
Transfers in and/or out of Level 3	1,439

Ending Balance at December 31, 2007	$1,752

Fair Value Option Election
Resale and repurchase agreements
The Company elected the fair value option for certain resale and repurchase agreements. The fair value option election was made based on the tenor of the resale and repurchase agreements, which reflects the magnitude of the interest rate risk. Resale and repurchase agreements collateralized by U.S. government securities were excluded from the fair value option election as these contracts are generally short-dated and therefore the interest rate risk is not considered significant. Amounts loaned under resale agreements require collateral with a market value equal to or in excess of the principal amount loaned resulting in minimal credit risk for such transactions.
At December 31, 2009, the aggregate contractual principal amount of receivables under resale agreements and payables under repurchase agreements, for which the fair value option has been elected, approximated fair value.
4. Securities Owned and Securities Sold, Not Yet Purchased
Securities owned and securities sold, not yet purchased (excluding securities segregated under SEC Rule 15c3-3) at December 31, 2009 and December 31, 2008 consisted of trading securities and derivatives reported at estimated fair value as presented below:

	December 31, 2009		December 31, 2008
		Securities		Securities
	Securities	Sold, Not Yet	Securities	Sold, Not Yet
(in millions)	Owned	Purchased	Owned	Purchased
U.S. Government and agency obligations	$31,221	$15,570	$30,705	$7,196
Corporate obligations, including asset-backed securities	18,896	4,114	14,425	3,838
Commercial paper, bankers’ acceptances and certificates of deposit	2,935	—	2,401	—
Equities	458	37	6,550	5,368
State and municipal obligations	414	—	2,832	—
Other securities and derivatives	424	318	1,174	699

	$54,348	$20,039	$58,087	$17,101

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
Included in securities owned above are $11,141 million and $16,590 million at December 31, 2009 and December 31, 2008, respectively, representing assets pledged to counterparties under repurchase and securities lending transactions where the agreement gives the counterparty the right to sell or repledge the underlying assets.
5. Cash and Securities Segregated Under Federal Regulations
At December 31, 2009 and December 31, 2008, money market demand accounts and cash accounts with a contract value of $686 million and $1,201 million, respectively, have been segregated in special reserve accounts for the exclusive benefit of customers under SEC Rule 15c3-3.
BAS performs the computation for assets in the proprietary accounts of its introducing brokers (PAIB) in accordance with the customer reserve computation set forth in SEC Rule 15c3-3 under the Securities Exchange Act of 1934, so as to enable introducing brokers to include PAIB assets as allowable assets in their net capital computations (to the extent allowable under the Net Capital Rule). At December 31, 2009 and December 31, 2008, $5 million in money market demand accounts has been segregated in special reserve accounts for the exclusive benefit of PAIB.
BAS was required, under the Commodity Exchange Act; to segregate assets at least equivalent to balances due to customers trading in U.S. regulated futures and options on futures contracts and customers domiciled in the United States trading on foreign futures markets. At December 31, 2008, $1,029 million was segregated in cash accounts as required by the Commodity Exchange Act. In 2009, BAS began using MLPF&S for the process of clearing futures and options and is therefore no longer required to maintain segregated balances for these activities.
6. Receivable from and Payable to Brokers, Dealers and Others
Amounts receivable from and payable to brokers, dealers and others at December 31, 2009 and December 31, 2008, consisted of the following:

	December 31, 2009		December 31, 2008
(in millions)	Receivable	Payable	Receivable	Payable
Securities failed to deliver/receive	$5,585	$4,477	$3,596	$2,510
Receivable/payable from/to clearing organizations	20	357	712	85
Unsettled trades, net	1,437	—	1,242	—
Receivable/payable from/to omnibus account	—	—	448	—
Receivable/payable from/to brokers and dealers	249	118	26	237
Receivable/payable from/to non-customers	33	148	—	2,303

	$7,324	$5,100	$6,024	$5,135

7. Short-Term Borrowings
The Company funds its securities inventory, operating expenses and other working capital needs through its own capital base, short-term repurchase agreements, securities lending, lines of credit and the proceeds from master notes issued to institutional investors. Master notes are short-term obligations which are unsecured and unsubordinated, and offered on a continuous basis. As of December 31, 2009 and December 31, 2008, the Company had outstanding master notes of $13,810 million and $9,017 million, respectively.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
As of December 31, 2009 and December 31, 2008, the Company had secured borrowings of $195 million and $0 million, respectively, and other unsecured borrowings with third parties of $0 million and $135 million, respectively. Interest on these borrowings is based on prevailing short-term market rates.
The Company enters into secured and unsecured borrowings with the Corporation and secured borrowings with affiliate banks. The Company has renewable lines of credit with the Corporation and affiliate banks. Interest on these lines of credit is based on prevailing short-term market rates. Secured amounts borrowed are collateralized by U.S. Treasury securities or other marketable securities. At December 31, 2009 and December 31, 2008, the Company had no outstanding secured borrowings and had unsecured borrowings of $2,400 million and $1,450 million, respectively, under these lines of credit.
8. Liabilities Subordinated to Claims of General Creditors
As of December 31, 2009 and 2008, BAS has a subordinated loan agreement with the Corporation of $1,458 million, which bears interest based on the London InterBank Offered Rate (LIBOR), and has a maturity date of December 31, 2010 and December 31, 2009, respectively. The loan agreement contains a provision that automatically extends the loan’s maturity by one year unless specified actions are taken. In addition, BAS has a revolving subordinated line of credit with the Corporation totaling $7 billion, which bears interest based on LIBOR, and has a maturity date of October 1, 2010 and December 31, 2009 respectively. The revolving subordinated line of credit contains a provision that automatically extends the maturity by one year unless specified actions are taken. Both agreements were automatically extended by one year. At December 31, 2009 and December 31, 2008, $2,270 million and $4,070 million, respectively, were outstanding on the line of credit. On August 10, 2010 BAS repaid $500 million on the line of credit. Additionally, BAS repaid $250 million on the line of credit on September 22, 2010.
The subordinated borrowings are extended pursuant to agreements approved by various regulatory agencies and qualify as capital in computing net capital under the SEC’s Uniform Net Capital Rule 15c3-1. To the extent that such borrowings are required for BAS’s continued compliance with minimum net capital requirements, they may not be repaid.
9. Net Capital Requirement
BAS is subject to the SEC Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital. BAS has elected to use the alternative method, permitted by SEC Rule 15c3-1, which requires that BAS maintain net capital equal to the greater of 2% of aggregate debit items or $50 million. BAS is also a futures commission merchant and is subject to the CFTC’s minimum financial requirement (Regulation 1.17), which requires that BAS maintain net capital equal to the greater of its requirement under SEC Rule 15c3-1, or 8% of the total customer risk margin requirement plus 4% of the total non-customer risk margin requirement for futures and options on futures positions.
In addition, BAS may not repay subordinated borrowings, pay cash dividends, or make any unsecured advances or loans to the Corporation or employees if net capital falls below 5% of aggregate debit items.
At December 31, 2009, BAS had net capital under SEC Rule 15c3-1 of $2,427 million, which was $2,293 million in excess of its net capital requirement of $134 million. At December 31, 2008 BAS had net capital under SEC Rule 15c3-1 of $3,191 million, which was $3,025 million in excess of its net capital requirement of $166 million.
10. Financial Instruments with Off-Balance Sheet Risk
The Company is engaged in various securities trading and brokerage activities that expose the Company to off-balance sheet credit and market risk. A substantial portion of the Company’s transactions are collateralized and executed with and on behalf of institutional investors, including other brokers, dealers and commercial banks.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
The Company’s principal activities and exposure to credit risk, associated with customers not fulfilling their contractual obligations, can be directly impacted by volatile trading markets. Receivables from and payables to brokers, dealers, exchanges, clearing organizations, customers and non-customers include unsettled trades which may expose the Company to credit and market risk in the event the broker, dealer, customer or non-customer is unable to fulfill its contractual obligations. The Company also bears market risk for unfavorable changes in the price of securities sold, but not yet purchased.
Customer securities activities are transacted on either a cash or margin basis. In margin transactions, the Company extends credit to its customers, subject to various regulatory and internal margin requirements. The credit is collateralized by cash and securities in the customers’ accounts. In connection with these activities, the Company executes and clears customer transactions involving the sale of securities not yet purchased, substantially all of which are transacted on a margin basis. Such transactions may expose the Company to significant off-balance sheet risk in the event margin requirements are not sufficient to fully cover losses that customers may incur. The Company monitors required margin levels daily and requires the customer to deposit additional collateral, or to reduce positions, when necessary. In the event the customer fails to satisfy its obligations, the Company may be required to purchase or sell financial instruments at prevailing market prices to fulfill the customers’ obligations.
Futures contracts transactions are conducted through regulated exchanges for which the Company, its customers and other counterparties are subject to margin requirements and are settled in cash on a daily basis, thereby minimizing credit risk. Credit losses could arise should counterparties fail to perform and the value of any collateral proves inadequate. The Company manages credit risk by monitoring net exposure to individual counterparties on a daily basis, monitoring credit limits and requiring additional collateral, where appropriate.
When-issued securities are commitments entered into to purchase or sell securities in the time period between the announcement of a securities offering and the issuance of those securities. TBA securities represent commitments to purchase or sell securities for delivery at an agreed-upon specific future date where the specific securities have not been identified. An option contract is an agreement that conveys to the purchaser the right, but not the obligation, to buy or sell a quantity of a financial instrument, index, currency or commodity at a predetermined rate or price during a period or at a time in the future. Futures and forward contracts are agreements to buy or sell quantities of financial instruments or commodities at predetermined future dates and rates or prices. A swap is an agreement between two or more parties to exchange sets of cash flows over a period in the future. These agreements and commitments are transacted on an organized exchange or directly between parties.
The contractual or notional amounts of these transactions represent the extent of the Company’s involvement in these products, but do not represent the potential for gain or loss associated with the market risk or credit risk of such transactions. Market risk arises from changes in securities prices, exchange rates and interest rates. To the extent these transactions are used to economically hedge other financial instruments, the market risk may be partially or fully mitigated. Credit risk on these contracts arises if counterparties are unable to fulfill their obligations. The credit risk varies based on many factors, including the value of collateral held and other security arrangements.
The Company has established credit policies for commitments involving financial instruments with off-balance sheet credit risk. Such policies include credit review, approvals, limits and monitoring procedures. Where possible, the Company limits credit risk by generally executing options and futures transactions through regulated exchanges, which are subject to more stringent policies and procedures than over-the-counter transactions.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
Derivative Balances
The following represent contracts with all counterparties, prior to taking into consideration legally enforceable master netting agreements. The estimated fair values at December 31, 2009 are included in Securities owned and Securities sold, not yet purchased in the Consolidated Statements of Financial Condition.

	Contract/	Derivative	Derivative
(in millions)	Notional	Assets Total	Liabilities Total
Interest rate contracts
Swaps	$33,626	$519	$751
Futures and forwards	73,685	94	76
Written options	13,781	—	10
Purchased options	19,990	23	—
Equity contracts
Futures and forwards	45	—	—
Credit derivatives
Purchased protection:
Credit default swaps	5,336	1,411	39
Total return swaps	292	28	17
Written protection:
Credit default swaps	4,032	17	1,052
Total return swaps	217	14	6

Gross derivative assets/liabilities	$151,004	$2,106	$1,951
Less: Legally enforceable master netting		(1,871)	(1,871)

Total derivative assets/liabilities		$235	$80

The estimated fair value amounts set forth below represent the estimated fair value of contracts with all counterparties, after taking into consideration legally enforceable master netting agreements. The estimated fair values at December 31, 2008 are included in Securities owned and Securities sold, not yet purchased in the Consolidated Statements of Financial Condition.

2008
Year-End
(in millions)	Fair Value
Assets
Purchased options	$405
When-issued and TBA securities	2,912
Financial futures and forwards	34
Interest rate swaps	44
Total return and credit default swaps	664

$4,059

Liabilities
Written options	$31
When-issued and TBA securities	3,063
Financial futures and forwards	15
Interest rate swaps	558
Total return and credit default swaps	16

$3,683

Sales and Trading Revenue
The Company enters into derivatives to facilitate customer transactions and to manage risk exposures arising from trading assets and liabilities. It is the Company’s policy to include these derivative instruments in its trading activities which include derivative and non-derivative cash instruments. The resulting risk from these derivative instruments is managed on a portfolio basis as part of the Company’s sales and trading activities and the related revenue is recorded in various lines on the Consolidated Statements of Operations.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
The following table identifies the amounts in the consolidated income statement line items attributable to the Company’s sales and trading revenue categorized by primary risk for the year ended December 31, 2009.

	Principal
(in millions)	Transactions, Net	Other Income	Net Interest Income	Total
Interest rate risk	$147	$7	$597	$751
Equity risk	54	40	19	113
Credit risk	979	55	2,230	3,264
Other risk (includes commodity risk)	7	(103)	10	(86)

Total sales and trading revenue	$1,187	$(1)	$2,856	$4,042

Credit Derivatives
The Company enters into credit derivatives primarily to manage credit risk exposures. Credit derivatives derive value based on an underlying third party-referenced obligation or a portfolio of referenced obligations and generally require the Company as the seller of credit protection to make payments to a buyer upon the occurrence of a predefined credit event. Such credit events generally include bankruptcy of the referenced credit entity and failure to pay under the obligation, as well as acceleration of indebtedness and payment repudiation or moratorium. For credit derivatives based on a portfolio of referenced credits or credit indices, the Company may not be required to make payment until a specified amount of loss has occurred and/or may only be required to make payment up to a specified amount.
Credit derivative instruments in which the Company is the seller of credit protection are comprised of credit default swaps. As of December 31, 2009 the notional value of these instruments was $4,032 million with a net negative carrying value of $1,035 million of which 28% had a term less than ten years, the remaining 72% had a term exceeding thirty years. As of December 31, 2008 the notional value of these instruments was $5,998 million with a negative carrying value of $558 million of which 89% had a term less than ten years, the remaining 11% had a term exceeding thirty years. All of these instruments were executed with an affiliated company. For most credit derivatives, the notional value represents the maximum amount payable by the Company. However, the Company does not exclusively monitor its exposure to credit derivatives based on notional value because this measure does not take into consideration the probability of occurrence. As such, the notional value is not a reliable indicator of the Company’s exposure to these contracts. Instead, a risk framework is used to define risk tolerances and establish limits to help to ensure that certain credit risk-related losses occur within acceptable, predefined limits.
The Company may economically hedge its exposure to credit derivatives by entering into a variety of offsetting derivative contracts. For example, in certain instances, the Company may purchase credit protection with identical underlying referenced names to offset its exposure. At December 31, 2009 and December 31, 2008, notional value and negative carrying value of credit protection sold in which the Company held purchased protection with offsetting exposure was $3,726 million and $916 million, and $5,902 million and $537 million respectively.
Off-Balance Sheet Commitments
In the normal course of business, the Company also enters into contractual commitments, including forward financing contracts and securities transactions on a when-issued and TBA basis. These commitments are not defined as derivatives under ASC 815, “Derivatives and Hedging”.
The contractual or notional amounts of these contracts as of December 31, 2009 and 2008 are presented below:

	2009 Contractual or	2008 Contractual or
(in millions)	Notional Amounts	Notional Amounts
TBA securities commitments to purchase	$250,978	$294,291
TBA securities commitments to sell	266,311	313,076
Forward reverse repos	4,182	1,003
Forward repos	4,153	3,000
Forward borrows	3,736	—

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
11. Commitments and Contingencies
The Company has sold securities that it does not currently own and will therefore be obligated to purchase at a future date. The Company has recorded this obligation in the Consolidated Statements of Financial Condition at the estimated fair value of such securities. The Company will incur a loss if the market price of the securities increases subsequent to December 31, 2009. The Company may limit this risk by entering into financial options and futures contracts and other offsetting positions.
At December 31, 2009 and December 31, 2008, the Company had receivables under securities borrowed transactions of $42,871 million and $40,344 million, respectively, and payables under securities loaned transactions of $6,602 million and $10,703 million, respectively, reflected in the Consolidated Statements of Financial Condition. At December 31, 2009, the securities underlying these transactions had a market value of $41,482 million and $6,526 million, respectively. At December 31, 2008, the securities underlying these transactions had a market value of $39,467 million and $10,635 million, respectively.
At December 31, 2009 and December 31, 2008, the Company had receivables under resale agreements of $85,326 million and $96,556 million, respectively and payables under repurchase agreements of $133,385 million and $150,570 million, respectively, reflected in the Consolidated Statements of Financial Condition. At December 31, 2009, these agreements had underlying collateral with approximate market values of $85,143 million and $134,130 million, respectively. At December 31, 2008, these agreements had underlying collateral with approximate market values of $97,764 million and $152,405 million, respectively. At December 31, 2009 and December 31, 2008 the Company had no commitments to enter into future resale agreements. The Company is contingently liable as of December 31, 2009 and December 31, 2008, in the amount of $290 million and $1,261 million respectively, under outstanding letter-of-credit agreements used in lieu of margin deposits.
At December 31, 2009 and December 31, 2008, approximate market values of gross collateral received that can be sold or repledged by the Company were:

(in millions)	December 31,	December 31,
Sources of Collateral	2009	2008
Securities purchased under agreements to resell	$159,034	$149,287
Securities borrowed	41,482	39,449
Customer securities and commodities available under rehypothecation agreements	—	1,567
Collateral received in securities borrowed on balance sheet	31	18
Collateral received in securities borrowed off balance sheet	11,372	19,481

	$211,919	$209,802

At December 31, 2009 and December 31, 2008, approximate market values of gross collateral received that were sold or repledged by the Company were:

(in millions)	December 31,	December 31,
Uses of Collateral	2009	2008
Securities sold under agreements to repurchase	$105,595	$78,869
Securities sold, not yet purchased	13,956	16,149
Securities loaned	6,526	10,617
Collateral pledged to clearing organizations	819	2,321
Customer securities and commodities used under rehypothecation agreements	—	504
Collateral pledged out in securities borrowed on balance sheet	31	18
Collateral pledged out in securities borrowed off balance sheet	11,372	19,481

	$138,299	$127,959

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
In connection with its underwriting activities, the Company enters into firm commitments for the purchase of securities in return for a fee. These commitments require the Company to purchase securities at a specified price. The underwriting of securities exposes the Company to market and credit risk, primarily in the event that, for any reason, securities purchased by the Company cannot be distributed at anticipated price levels. To manage market risk exposure related to these commitments, the Company may implement appropriate hedging strategies. At December 31, 2009 and December 31, 2008, the Company had no material open underwriting commitments.
The Company is obligated under noncancelable operating leases, which contain escalation clauses, for office facilities and equipment expiring on various dates through 2015. At December 31, 2009, the Company had minimum lease obligations related to these and other noncancelable operating leases as follows:

(in millions)
For the years ending December 31:
2010	$19
2011	13
2012	13
2013	14
2014	3
Thereafter	1

$63

12. Related Party Transactions
The Company contracts a variety of services from the Corporation and certain of its subsidiaries. Such services include accounting, legal, regulatory compliance, transaction processing, purchasing, building management and other services. The Company also clears certain derivative transactions through affiliated companies. The Company provides securities and underwriting, loan syndication, loan trading and investment advisory services to the Corporation and certain affiliate banks. The Company also acts as agent in selling assets originated by affiliate banks. As a result of the business realignment between BAS and MLPF&S, service level agreements were put into place to reimburse for occupancy and personnel expenses incurred for associates realigned to the other legal entity.
Included in Other assets and Accrued expenses, compensation and other liabilities in the Consolidated Statements of Financial Condition are receivables and payables due from and to affiliated companies related to contracted services. These amounts are settled in the normal course of business. Receivables from affiliated companies related to contracted services at December 31, 2009 and December 31, 2008 were $38 million

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
and $69 million, respectively. Payables to affiliated companies related to contracted services at December 31, 2009 and December 31, 2008 were $30 million and $97 million, respectively. At December 31, 2009 and December 31, 2008, the Company had $6 million and $999 million, respectively, in cash and $666 million and $169 million, respectively, in time deposits on deposit with affiliate banks.
The Company executes securities transactions on behalf of certain affiliated companies acting in a broker capacity, clears trades for certain introduced accounts and executes certain transactions with affiliated companies. The Company also provides clearance services for the Corporation and affiliated companies for commodity futures and options transactions. These activities generate receivable and payable balances, which are included in various line items in the Consolidated Statements of Financial Condition. As of December 31, 2009, these balances were $470 million and $494 million, respectively and at December 31, 2008, these balances were $228 million and $2,685 million, respectively. Additionally, the Company had resale agreements of $54,801 million, repurchase agreements of $13,936 million, securities borrowed of $10,245 million and securities loaned of $5,926 million outstanding with affiliates at December 31, 2009. At December 31, 2008 these balances with affiliates were $72,292 million, $11,792 million, $505 million and $6,728 million, respectively.
Pursuant to agency and services agreements, the Company provides affiliated companies certain services related to the execution of derivatives, securities and financing related activities. In connection with these agreements, the affiliated companies transfer 50 percent of their revenues or losses to the Company as compensation for the services provided. This is a life to date agreement with losses shared only to the extent of revenues previously recognized. These revenues or losses are included in Other income on the Consolidated Statements of Operations. In addition, certain operating costs are paid by the Company and billed to affiliates. Total charges billed by the Company for these costs are included in the accompanying Consolidated Statements of Operations as a reduction to the corresponding expense category.
The amounts of income and expense from related party transactions included in the accompanying Consolidated Statements of Operations were:

(in millions)	2009	2008	2007
Revenues
Interest on resale agreements and securities borrowed	$306	$1,953	$4,351
Investment banking fees	95	181	116
Derivative transactions	239	1,446	260
Service agreement revenues and other revenues	118	406	182

Expenses
Interest on repurchase agreements and securities loaned	$45	$945	$2,566
Interest on subordinated borrowings	76	309	476
Interest on non-subordinated borrowings	5	81	149
Service fees and other expenses	319	333	476
13. Benefits
The Corporation has established certain qualified retirement and defined contribution plans covering full-time, salaried employees and certain part-time employees. Expenses under these plans are accrued each year. The costs are charged to current operations and, for defined benefit plans, consist of several components of net pension cost based on various actuarial assumptions regarding future expectations under the plans. The Corporation allocated net pension costs of $11 million, $8 million and $1 million in 2009, 2008 and 2007, respectively. In addition to providing retirement pension benefits, full-time, salaried employees and certain part-time employees may become eligible to continue participation as retirees in health care and/or life insurance plans sponsored by the Corporation. The Corporation allocated $13 million, $18 million and $16 million in expense to the Company as its matching contribution to the qualified defined contribution retirement plans in 2009, 2008 and 2007, respectively. The Corporation allocated $37 million, $40 million and $39 million in health care and life insurance expense to the Company in 2009, 2008 and 2007, respectively. Based on the other provisions of the individual plans, certain retirees may also have the cost of benefits partially paid by the Corporation.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
The Corporation’s stock-based compensation plans provide for the issuance of the Corporation’s stock-related awards, such as stock options and restricted stock awards. The Corporation charged the Company $313 million, $268 million and $319 million for its share of compensation costs related to stock options and restricted stock awards in 2009, 2008 and 2007, respectively. Certain employees of the Company participate in the Corporation’s equity incentive plan, which provides restricted stock awards based on a percentage of the associate’s incentive compensation.
Certain employees of the Company participate in a management compensation plan which provides incentive awards based on the extent to which performance objectives and profit goals are met. Incentive expense under the plan, in the amount of $504 million, $253 million and $979 million incurred for the years ended December 31, 2009, December 31, 2008 and December 31, 2007, respectively, is included in Accrued expenses, compensation and other liabilities and Employee compensation and benefits, in the accompanying Consolidated Statements of Financial Condition and Consolidated Statements of Operations, respectively.
14. Income Taxes
The components of income tax expense for the periods ended 2009, 2008 and 2007 are as follows:

(in millions)	2009	2008	2007
Current income tax expense (benefit)
Federal	$1,551	$(178)	$(510)
State	113	(4)	(23)

Total current expense (benefit)	1,664	(182)	(533)

Deferred income tax (benefit) expense
Federal	(166)	68	97
State	(11)	3	4

Total deferred (benefit) expense	(177)	71	101

Total income tax expense (benefit)	$1,487	$(111)	$(432)

The 2008 and 2007 income tax benefit includes income tax expense from discontinued operations of $60 million and $27 million, respectively.
Income tax expense does not reflect the tax impact associated with the Corporation’s stock-based compensation plans. These tax impacts decreased Stockholder’s equity by $62 million and $6 million at December 31, 2009 and 2008, respectively, and increased Stockholder’s equity by $26 million at December 31, 2007.
A reconciliation of the expected federal income tax expense using the federal statutory rate of 35 percent to the actual income tax expense for 2009, 2008 and 2007 is as follows:

(in millions)	2009	2008	2007
Expected federal tax expense (benefit)	$1,431	$(115)	$(384)
Increase (decrease) in taxes resulting from:
State tax expense, net of federal benefit	67	2	(10)
Reserves for tax litigation	3	19	—
Tax-exempt income, including dividends	(14)	(30)	(33)
Nondeductible expenses	—	9	4
Other	—	4	(9)

Total income tax expense (benefit)	$1,487	$(111)	$(432)

The 2008 and 2007 income tax benefit includes income tax expense from discontinued operations of $60 million and $27 million, respectively.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
Significant components of the Company’s net deferred tax asset (liability) at December 31, 2009 and December 31, 2008 are as follows:

(in millions)	Dec. 31, 2009	Dec. 31, 2008
Deferred tax assets:
Accrued expenses	$106	$88
Securities valuation	76	75
Employee compensation and benefits	75	—
Investments	44	30
Other	2	2

Gross deferred tax assets	303	195

Deferred tax liabilities:
Intangibles	(244)	(211)
Employee retirement benefits	(29)	(33)
Depreciation	(2)	(11)
Employee compensation and benefits	—	(86)
Other	(6)	(6)

Gross deferred tax liabilities	(281)	(347)
Net deferred tax assets (liabilities)	$22	$(152)

Current federal and state taxes payable of $1,865 million and $146 million are included in Accrued expenses, compensation and other liabilities in the accompanying Consolidated Statements of Financial Condition at December 31, 2009 and December 31, 2008, respectively. The Company paid estimated taxes of $700 million to the Corporation during August 2010.
As of December 31, 2009 and December 31, 2008, the Company had $82 million of UTB’s. The Company had no UTB’s as of December 31, 2007. During the three-year period ended December 31, 2009, there were no increases, decreases, settlements or expirations of statute of limitations affecting the UTB balance. As of December 31, 2009, the balance of the Company’s UTBs, if recognized, would not affect the Company’s effective tax rate. Included in the UTB balance are some items the recognition of which would not affect the effective tax rate, such as the tax effect of certain temporary differences and the portion of the gross state UTBs that would be offset by the tax benefit of the associated federal deduction.
The Internal Revenue Service (IRS) has completed the examination phase of the Corporation’s federal income tax returns for the years 2000 through 2002 and issued Revenue Agent’s Reports (RAR) to the Corporation. The Company is included in the Corporation’s federal income tax returns. Included in these RARs were several proposed adjustments that were protested to the Appeals Office of the IRS. Management expects conclusion of these examinations within the next twelve months. The resolution of the proposed adjustments is not expected to impact the Company’s UTB balance. Final determination of the audit may result in future income tax expense or benefit to the Company. However, management does not expect such a final determination to significantly impact the Company’s UTB balance within the next twelve months. All tax years subsequent to the above years remain open to examination.
The Company recognized $3 million, $19 million and $0 million, net of taxes, of interest and penalties within income tax expense in 2009, 2008 and 2007, respectively. As of December 31, 2009 and December 31, 2008, the Company’s accrual for interest and penalties that related to income taxes, net of taxes and remittances, was $22 million and $19 million, respectively.
15. Litigation and Regulatory Matters
In the ordinary course of business, BAS is routinely a defendant in or a party to pending and threatened legal actions and proceedings, including actions brought on behalf of various classes of claimants. These actions and proceedings are generally based on alleged violations of securities, employment and other laws.
In the ordinary course of business, BAS is also subject to regulatory examinations, information gathering requests, inquiries and investigations. In connection with formal and informal inquiries by various agencies, including the SEC, FINRA, and state securities regulators, the Company receives numerous requests, subpoenas and orders for documents, testimony and information in connection with various aspects of its regulated activities. Some of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. In some cases, the issuers that would otherwise be the primary defendants in such cases are bankrupt or otherwise in financial distress.
In view of the inherent difficulty of predicting the outcome of such litigation and regulatory matters, particularly where the claimants seek very large or indeterminate damages or where the matters present novel legal theories or involve a large number of parties, the Company generally cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.
In accordance with applicable accounting guidance, the Company establishes an accrued liability for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. When a loss contingency is not both probable and estimable, the Company does not establish an accrued liability. As a litigation or regulatory matter develops, the Company, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. If, at the time of evaluation, the loss contingency related to a litigation or regulatory matter is not both probable and estimable, the matter will continue to be monitored for further developments that would make such loss contingency both probable and estimable. Once the loss contingency related to a

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
litigation or regulatory matter is deemed to be both probable and estimable, the Company will establish an accrued liability with respect to such loss contingency and continue to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established.
Information is provided below regarding the nature of all of these contingencies and, where specified, the amount of the claim associated with these loss contingencies. Based on current knowledge, management does not believe that loss contingencies arising from pending matters, including the matters described herein, will have a material adverse effect on the consolidated financial position or liquidity of the Company. However, in light of the inherent uncertainties involved in these matters, and the very large or indeterminate damages sought in some of these matters, an adverse outcome in one or more of these matters could be material to the Company’s results of operations or cash flows for any particular reporting period.
Adelphia Communications Corporation
Adelphia Recovery Trust is the plaintiff in a lawsuit pending in the U.S. District Court for the Southern District of New York, entitled Adelphia Recovery Trust v. Bank of America, N.A., et al. The lawsuit was filed on July 6, 2003 and originally named over 700 defendants, including BAS, and asserted over 50 claims under federal statutes and state common law relating to loans and other services provided to various affiliates of Adelphia Communications Corporation (ACC) and entities owned by members of the founding family of ACC. The plaintiff seeks compensatory damages of approximately $5 billion, plus fees, costs and exemplary damages. The District Court granted in part defendants’ motions to dismiss, which resulted in the dismissal of approximately 650 defendants from the lawsuit. The plaintiff appealed the dismissal decision. The primary claims remaining against BAS include fraud, aiding and abetting fraud, and aiding and abetting breach of fiduciary duty. There are several pending defense motions for summary judgment. On May 26, 2010, the decision of the court dismissing approximately 650 defendants was affirmed by the U.S. Court of Appeals for the Second Circuit. On September 22, 2010, the District Court was advised that an agreement had been reached to resolve all of the claims in the Adelphia Bankruptcy litigation. The settlement is subject to finalization of documentation and filing with the court. The settlement will resolve all claims pending against BAS and Fleet Securities, Inc. and other affiliated entities that are pending before the U. S. District Courts for the Southern and Western Districts of New York and the U. S. Second Circuit Court of Appeals with the exception of one remaining securities litigation pending in the U.S. District Court for the Southern District of New York. The settlement is not material to the Company’s Consolidated Financial Statements.
Auction Rate Securities (ARS) Claims
On May 22, 2008, a putative class action, entitled Bondar v. Bank of America Corporation, was filed in the U.S. District Court for the Northern District of California against BAS and other affiliated entities on behalf of persons who purchased ARS from defendants or for which defendants served as broker-dealers. On February 12, 2009, the Judicial Panel on Multidistrict Litigation consolidated Bondar and all related federal actions into one proceeding in the U.S. District Court for the Northern District of California under the caption In re Bank of America Corp. Auction Rate Securities Marketing Litigation. That proceeding now consists of the Bondar putative class action and an individual action that was transferred to the U.S. District Court for the Northern District of California in November 2009. The individual plaintiff and the class action plaintiffs filed a consolidated complaint on May 4, 2010 that alleges, among other things, that BAS manipulated the market for, and failed to disclose material facts about ARS and seeks to recover unspecified damages for losses in the market value of ARS allegedly caused by the decision of BAS and other broker-dealers to discontinue supporting auctions for ARS. On June 21, 2010, defendants filed a motion to dismiss the consolidated complaint.
Since October 2007, numerous arbitrations and individual lawsuits have been filed against BAS by parties who purchased ARS. Plaintiffs in these cases, which assert substantially the same types of claims, allege that defendants manipulated the market for, and failed to disclose material facts about, ARS. Plaintiffs seek compensatory as well as rescission, and, in some cases, punitive damages, among other relief.
Countrywide Mortgage-Backed Securities Litigation
On December 23, 2009, the Federal Home Loan Bank of Seattle filed a complaint in the Superior Court of Washington for King County alleging violations of the Securities Act of Washington in connection with various offerings of mortgage-backed securities. The complaint asserts, among other things, misstatements and omissions concerning the credit quality of the mortgage loans underlying the securities and the loan origination practices associated with those loans. The case, entitled Federal Home Loan Bank of Seattle v. Banc of America Securities LLC, et al., was filed against Countrywide Financial Corporation (CFC), CWALT, Inc., BAS, Banc of America Funding Corporation, and the Corporation. The complaint seeks rescission, interest, costs and attorneys’ fees. On June 10, 2010, plaintiff filed an amended complaint in the case.
On March 15, 2010, the Federal Home Loan Bank of San Francisco filed a complaint in the Superior Court of the State of California, County of San Francisco. The case, entitled Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al., was filed against BAS, Banc of America Funding Corp., Banc of America Mortgage Securities, Inc., Countrywide Securities Corporation, CWALT, Inc., CFC and other defendants. The complaint alleges violations of the California Corporate Securities Act, the Securities Act of 1933, the California Civil Code and common law in connection with various offerings of mortgage-backed securities. The complaint asserts, among other things, misstatements and omissions concerning the credit quality of the mortgage loans underlying the securities and the loan origination practices associated with those loans. The complaint seeks unspecified damages and rescission, among other relief. On June 9, 2010, plaintiff filed an amended complaint in the case.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
Heilig-Meyers Litigation
In AIG Global Securities Lending Corp., et al. v. Banc of America Securities LLC, filed on December 7, 2001 and formerly pending in the U.S. District Court for the Southern District of New York, the plaintiffs purchased asset-backed securities issued by a trust formed by Heilig-Meyers Co., and allege that BAS, as underwriter, made misrepresentations in connection with the sale of those securities in violation of the federal securities laws and New York common law. The case was tried and a jury rendered a verdict against BAS in favor of the plaintiffs for violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 and for common law fraud. The jury awarded aggregate compensatory damages of $84.9 million plus prejudgment interest totaling approximately $59 million. On May 14, 2009, the District Court denied BAS’ post trial motions to set aside the verdict. BAS subsequently filed an appeal in the U.S. Court of Appeals for the Second Circuit, which was denied on July 20, 2010. On August 3, 2010, BAS filed a petition for reconsideration of the denial of the appeal. On July 20, 2010, the District Court denied the appeal of BAS. A petition for reconsideration was filed on August 3, 2010, which the court denied on October 14, 2010.
In re Initial Public Offering Securities Litigation
Beginning in 2001, BAS, other underwriters, and various issuers and others, were named as defendants in certain putative class action lawsuits that have been consolidated in the U.S. District Court for the Southern District of New York as In re Initial Public Offering Securities Litigation. Plaintiffs contend that the defendants failed to make certain required disclosures and manipulated prices of securities sold in initial public offerings through, among other things, alleged agreements with institutional investors receiving allocations to purchase additional shares in the aftermarket and seek unspecified damages. On December 5, 2006, the U.S. Court of Appeals for the Second Circuit reversed the District Court’s order certifying the proposed classes. On September 27, 2007, plaintiffs filed a motion to certify modified classes, which defendants opposed. On October 10, 2008, the District Court granted plaintiffs’ request to withdraw without prejudice their class certification motion. The parties agreed to settle the matter, and, on October 5, 2009, the District Court granted final approval of the settlement. The amount of the settlement was fully accrued by the Company as of December 31, 2009. Certain objectors to the settlement filed an appeal of the District Court’s certification of the settlement class to the U.S. Court of Appeals for the Second Circuit. On March 2, 2010, the objectors withdrew their discretionary appeal to certification of the settlement class and filed an appeal of the order by the District Court approving the settlement.
Lehman Brothers Holdings, Inc.
Beginning in September 2008, BAS, along with other underwriters and individuals, were named as defendants in several putative class action complaints filed in the U.S. District Court for the Southern District of New York and state courts in Arkansas, California, New York and Texas. Plaintiffs allege that the underwriter defendants violated Sections 11 and 12 of the Securities Act of 1933 by making false or misleading disclosures in connection with various debt and convertible stock offerings of Lehman Brothers Holdings, Inc. and seek unspecified damages. All cases against the defendants have now been transferred or conditionally transferred to the multi-district litigation captioned In re Lehman Brothers Securities and ERISA Litigation pending in the U.S. District Court for the Southern District of New York. BAS and other defendants moved to dismiss the consolidated amended complaint. BAS, MLPF&S and other defendants’ motion to dismiss the consolidated amended complaint was denied without prejudice on March 17, 2010 when plaintiffs advised the District Court that they would seek to file a third amended complaint. On April 23, 2010, plaintiffs filed the third amended complaint. On June 4, 2010, defendants filed a motion to dismiss the third amended complaint.
Merrill Lynch Acquisition-related Matter — In Re Bank of America Securities Litigation
On June 10, 2009, the Judicial Panel on Multidistrict Litigation issued an order transferring the actions related to the Corporation’s acquisition (the Acquisition) of ML&Co. and subsidiaries (Merrill Lynch) pending in federal courts outside the U.S. District Court for the Southern District of New York for coordinated or consolidated pretrial proceedings with the securities actions, ERISA actions, and derivative actions pending in the U.S. District Court for the Southern District of New York. The securities actions have been separately consolidated and are now pending under the caption In re Bank of America Securities, Derivative, and Employment Retirement Income Security Act (ERISA) Litigation.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
On September 25, 2009, plaintiffs in the securities actions in the In re Bank of America Securities, Derivative and Employment Retirement Income Security Act (ERISA) Litigation filed a consolidated amended class action complaint. The amended complaint is brought on behalf of a purported class, which consists of purchasers of the Corporation’s common and preferred securities between September 15, 2008 and January 21, 2009, holders of the Corporation’s common stock or Series B Preferred Stock as of October 10, 2008 and purchasers of the Corporation’s common stock issued in the offering that occurred on or about October 7, 2008, and names as defendants the Corporation, Merrill Lynch and certain of their current and former directors, officers and affiliates. The amended complaint alleges violations of Sections 10(b), 14(a) and 20(a) of the Securities Exchange Act of 1934, and SEC rules promulgated thereunder, based on, among other things, alleged false statements and omissions related to (i) the financial condition and 2008 fourth quarter losses experienced by the Corporation and Merrill Lynch; (ii) due diligence conducted in connection with the Acquisition; (iii) bonus payments to Merrill Lynch employees; and (iv) the Corporation’s contacts with government officials regarding the Corporation’s consideration of invoking the material adverse change clause in the merger agreement and the possibility of obtaining government assistance in completing the Acquisition. The amended complaint also alleges violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 related to an offering of the Corporation’s common stock announced on or about October 6, 2008, and based on, among other things, alleged false statements and omissions related to bonus payments to Merrill Lynch employees and the benefits and impact of the Acquisition on the Corporation, and names BAS and MLPF&S, among others, as defendants on the Section 11 and 12(a)(2) claims. The amended complaint seeks unspecified damages and other relief. On November 24, 2009, the Corporation, BAS, Merrill Lynch, MLPF&S and the officer and director defendants moved to dismiss the consolidated amended class action complaint.
On August 27, 2010, the court entered an order in In re Bank of America Securities, Derivative and Employment Retirement Income Security Act (ERISA) Litigation. The order granted in part and denied in part defendants’ motions to dismiss the consolidated securities action. All of the securities plaintiffs’ claims brought under the Securities and Exchange Act of 1934 were dismissed other than Section 14(a) claims concerning Merrill Lynch’s 2008 bonus payments and fourth quarter losses; Section 10(b) claims based on Merrill Lynch’s 2008 bonus payments; and Section 20(a) claims for control person liability. All of the securities plaintiffs’ claims brought under the Securities Act of 1933 were dismissed with the exception of the Section 11, 12(a)(2), and 15 claims based on Merrill Lynch’s 2008 bonus payments. The securities plaintiffs have been granted leave to amend their complaint. On September 10, 2010, the Corporation moved for certification, or in the alternative, for reconsideration of three issues in the court’s August 27, 2010 order concerning the securities plaintiffs’ complaint: (i) that the defendants had a duty under Section 14(a) to disclose Merrill Lynch’s 2008 fourth quarter losses, (ii) that the securities plaintiffs adequately pleaded transaction causation for their Section 14(a) claim, and (iii) that covenants in a private merger agreement filed with the Securities and Exchange Commission can be the basis for a misrepresentation claim under the Securities Act of 1933.
On October 8, 2010, the court denied the Corporation’s motion for certification, or in the alternative, for reconsideration. On October 15, 2010, the securities plaintiffs served an amended complaint. In addition to adding claims under Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934 on behalf of holders of certain debt, preferred and option securities, the amendment attempts to re-plead allegations that had been dismissed under the court’s August 27 order concerning Merrill Lynch’s 2008 fourth quarter losses.
Montgomery
On January 19, 2010, a putative class action, entitled Montgomery v. Bank of America, et al., was filed in the U.S. District Court for the Southern District of New York against the Corporation, BAS, MLPF&S and a number of the Corporation’s current and former officers and directors on behalf of all persons who acquired certain preferred stock offered pursuant to a shelf registration statement dated May 5, 2006, specifically two offerings dated January 24, 2008 and another dated May 20, 2008. The Montgomery complaint asserts claims under Sections 11, 12(a)(2), and 15 of the Securities Act of 1933, and alleges that the prospectus supplements associated with the offerings: (i) failed to disclose that the Corporation’s loans, leases, CDOs, and commercial mortgage backed securities were impaired to a greater extent than disclosed; (ii) misrepresented the extent of the impaired assets by failing to establish adequate reserves or properly record losses for its impaired assets; and (iii) misrepresented the adequacy of the Corporation’s internal controls, and the Corporation’s capital base in light of the alleged impairment of its assets.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
Municipal Derivatives Matters
The Antitrust Division of the U.S. Department of Justice (the DOJ), the SEC, and the IRS are investigating possible anticompetitive bidding practices in the municipal derivatives industry involving various parties, including Bank of America, N.A. (BANA) and BAS, dating back to the early 1990s. The activities at issue in these industry-wide government investigations concern the bidding process for municipal derivatives that are offered to states, municipalities and other issuers of tax-exempt bonds. The Corporation has cooperated, and continues to cooperate, with the DOJ, the SEC and the IRS. On January 11, 2007, the Corporation entered into a Corporate Conditional Leniency Letter (the Letter) with the DOJ. Under the Letter and subject to the Corporation’s continuing cooperation, the DOJ will not bring any criminal antitrust prosecution against the Corporation in connection with the matters that the Corporation reported to the DOJ. Subject to satisfying the DOJ and the court presiding over any civil litigation of the Corporation’s cooperation, the Corporation is eligible for (i) a limit on liability to single, rather than treble, damages in certain types of related civil antitrust actions, and (ii) relief from joint and several antitrust liability with other civil defendants.
On February 4, 2008, BANA and BAS received a Wells notice advising that the SEC staff is considering recommending that the SEC bring a civil injunctive action and/or an administrative proceeding against BANA and BAS “in connection with the bidding of various financial instruments associated with municipal securities.” An SEC action or proceeding could seek a permanent injunction, disgorgement plus prejudgment interest, civil penalties and other remedial relief. Merrill Lynch is also being investigated by the SEC and the DOJ concerning bidding practices in the municipal derivatives industry.
Parmalat Finanziaria S.p.A.
On December 24, 2003, Parmalat Finanziaria S.p.A. (Parmalat) was admitted into insolvency proceedings in Italy, known as “extraordinary administration.” The Corporation, through certain of its subsidiaries, including BANA, provided financial services and extended credit to Parmalat and its related entities.
Litigation and investigations relating to Parmalat are pending in both Italy and the United States.
Proceedings in the United States
All cases listed herein have been transferred to the U.S. District Court for the Southern District of New York for coordinated pre-trial purposes under the caption In re Parmalat Securities Litigation.
Since December 2003, certain purchasers of Parmalat-related private placement offerings have filed complaints against the Corporation and various related entities, including BAS, in the following actions: Principal Global Investors, LLC, et al. v. Bank of America Corporation, et al. in the U.S. District Court for the Southern District of Iowa; Monumental Life Insurance Company, et al. v. Bank of America Corporation, et al. in the U.S. District Court for the Northern District of Iowa; Prudential Insurance Company of America and Hartford Life Insurance Company v. Bank of America Corporation, et al. in the U.S. District Court for the Northern District of Illinois; Allstate Life Insurance Company v. Bank of America Corporation, et al. in the U.S. District Court for the Northern District of Illinois; Hartford Life Insurance v. Bank of America Corporation, et al. in the U.S. District Court for the Southern District of New York; and John Hancock Life Insurance Company, et al. v. Bank of America Corporation et al. in the U.S. District Court for the District of Massachusetts. The actions variously allege violations of federal and state securities laws and state common law, and seek rescission and unspecified damages based upon the Corporation’s, BAS’ and related entities’ alleged roles in certain private placement offerings issued by Parmalat-related companies. The relief sought includes rescission and unspecified damages resulting from alleged purchases of approximately $305 million in private placement instruments.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
As a result of an agreement among the parties to settle the matter on March 11, 2010, the U.S. District Court for the Southern District of New York signed a stipulation of voluntary dismissal in Hartford Life Insurance v. Bank of America Corporation, et al. dismissing the case. The amount of the settlement was fully accrued by the Company as of December 31, 2009. Further to the agreement, on March 22, 2010, the U.S. District Court for the Southern District of New York signed a stipulation of voluntary dismissal in Prudential Life Insurance Company of America and Hartford Life Insurance Company v. Bank of America Corporation, et al. dismissing Hartford’s claims from the case.
The Corporation, BAS and various related entities reached agreements to settle the following Parmalat private placement related cases: (1) Principal Global Investors, LLC, et al. v. Bank of America Corporation, et al. in the U.S. District Court for the Southern District of Iowa; (2) Monumental Life Insurance Company, et al. v. Bank of America Corporation, et al. in the U.S. District Court for the Northern District of Iowa; (3) Prudential Insurance Company of America and Hartford Life Insurance Company v. Bank of America Corporation, et al. in the U.S. District Court for the Northern District of Illinois (as previously disclosed, Hartford’s claims in this case had already been dismissed); (4) John Hancock Life Insurance Company, et al. v. Bank of America Corporation et al. in the U.S. District Court for the District of Massachusetts; and (5) Allstate Life Insurance Company v. Bank of America Corporation, et al. in the U.S. District Court for the Northern District of Illinois. To date, the U.S. District Court for the Southern District of New York, which is handling all of these cases for pre-trial purposes, has signed stipulations of voluntary dismissal in Principal Global Investors, LLC, et al. v. Bank of America Corporation, et al., Monumental Life Insurance Company, et al. v. Bank of America Corporation, et al., and John Hancock Life Insurance Company, et al. v. Bank of America Corporation et al. The amounts of these settlements were fully accrued by the Company as of December 31, 2009.
As a result of an agreement among the parties to settle the matter on August 25, 2010, the U.S. District Court for the Southern District of New York so ordered a stipulation of voluntary dismissal in Allstate Life Insurance Company v. Bank of America Corporation, et al.
On November 23, 2005, the Official Liquidators of Food Holdings Limited and Dairy Holdings Limited, two entities in liquidation proceedings in the Cayman Islands, filed a complaint, entitled Food Holdings Ltd, et al. v. Bank of America Corp., et al. (the Food Holdings Action), in the U.S. District Court for the Southern District of New York against the Corporation and several related entities, including BAS as private placement agent. The complaint in the Food Holdings Action alleges that the Corporation and other defendants conspired with Parmalat in carrying out transactions involving the plaintiffs in connection with the funding of Parmalat’s Brazilian entities, and asserts claims for fraud, negligent misrepresentation, breach of fiduciary duty and other related claims. The complaint seeks in excess of $400 million in compensatory damages and interest, among other relief. A bench trial was held the week of September 14, 2009. On February 17, 2010, the District Court issued an opinion and order dismissing all of the claims. On March 18, 2010, the Food Holdings Limited plaintiffs filed a notice of appeal from the opinion and order dismissing their claims to the U.S. Court of Appeals for the Second Circuit. On April 1, 2010, the Corporation filed a cross-appeal as to certain rulings.
Tribune PHONES Litigation
On March 5, 2010, an adversary proceeding, entitled Wilmington Trust Company v. JP Morgan Chase Bank, N.A., et al., was filed in the U.S. Bankruptcy Court for the District of Delaware. This adversary proceeding, in which BANA, BAS, MLPF&S and Merrill Lynch Capital Corporation, among others, were named as defendants, relates to the pending Chapter 11 cases in In re Tribune Company, et al. The plaintiff in the adversary proceeding, Wilmington Trust Company (Wilmington Trust), is the indenture trustee for approximately $1.2 billion of Exchangeable Subordinated Debentures (the PHONES) issued by Tribune Company (Tribune). In its complaint, Wilmington Trust challenges certain financing transactions entered into among the defendants and Tribune and certain of its operating subsidiaries under certain credit agreements dated May 17, 2007 and December 20, 2007 (collectively, the Credit Agreements). The complaint alleges that the defendants were only willing to enter into the Credit Agreements if they could subordinate the PHONES to Tribune’s indebtedness under the Credit Agreements. Wilmington Trust seeks to: (i) equitably subordinate the defendants’ claims under the Credit Agreements to the PHONES; (ii) transfer any liens securing defendants’ claims under the Credit Agreements to Tribune’s bankruptcy estate; and (iii) disallow all claims of the defendants against the Tribune debtors until the PHONES are paid in full.
The complaint also asserts a claim for breach of fiduciary duty against Citibank, N.A. (Citibank), as former indenture trustee for the PHONES, in an unspecified amount. For allegedly aiding and abetting Citibank’s alleged breach of fiduciary duty, Wilmington Trust seeks damages in an unspecified amount from each of the defendants, equitable subordination of the defendants’ bankruptcy claims and the imposition of a constructive trust over the defendants’ legal interests in Tribune and its subsidiaries.
On March 18, 2010, the Tribune debtors filed a motion, which the Bankruptcy Court heard on April 13, 2010, seeking a determination that Wilmington Trust has violated the automatic stay by filing the complaint and to halt all further proceedings regarding the complaint. On April 19, 2010, the Bankruptcy Court ruled that the defendants are not required to answer the complaint pending further order of the court. The Bankruptcy Court also ruled that the examiner appointed in the pending Tribune chapter 11 cases should investigate and report on whether the plaintiff, Wilmington Trust, violated the automatic stay in filing the complaint, among other things.

Banc of America Securities Holdings Corporation and Subsidiaries
Notes to Consolidated Financial Statements (continued)
16. Discontinued Operations
On September 30, 2008, BAS completed the sale of its equity prime brokerage business to BNP Paribas. As a result of the sale, BAS entered into a transitional service agreement with BNP Paribas to provide certain accounting, technology, operations and clearance functions for a limited period. The transitional service agreement was terminated in mid 2009. BAS income from the monthly services delivered is approximately $1 million. The operating results are presented separately in the accompanying Consolidated Statements of Operations. Results from discontinued operations for the year ended December 31, 2008 and December 2007 were as follows:

(in millions)	December 31, 2008	December 31, 2007
Revenues net of interest expense	$87	$166
Expenses	52	88

Pretax income from discontinued operations	35	78

Gain on disposition of discontinued operations	132	—
Income tax expense	60	27

Net income from discounted operations	$107	$51